As filed with the Securities and Exchange Commission on December 20, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Assets Trust, Inc.
American Assets Trust, L.P.
(Exact name of registrant as specified in its charter)

Maryland (American Assets Trust, Inc.) Maryland (American Assets Trust, L.P.)	27-3338708 (American Assets Trust, Inc.) 27-3338894 (American Assets Trust, L.P.)
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
3420 Carmel Mountain Road, Suite 100, San Diego, California 92121, (858) 350-2600
(Address, including zip code, and telephone number, including area code, of the registrants’ principal executive offices)

Ernest S. Rady
Chairman and Chief Executive Officer
American Assets Trust, Inc.
3420 Carmel Mountain Road, Suite 100, San Diego, California 92121, (858) 350-2600
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Julian T.H. Kleindorfer, Esq.
Michael E. Sullivan, Esq.
Latham & Watkins LLP
12670 High Bluff Drive
San Diego, California 92130
(858) 523-5400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
American Assets Trust, Inc.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
American Assets Trust, L.P.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
American Assets Trust, Inc.                 ☐
American Assets Trust, L.P.                 ☐

EXPLANATORY NOTE
This registration statement contains three prospectuses:
•a base prospectus (the “Base Prospectus”) that covers the offering, issuance and sale by us and the selling securityholders of common stock, preferred stock, depositary shares, warrants, purchase contracts, rights, units, guarantees and debt securities, in each case from time to time in one or more offerings;
•an equity distribution agreement prospectus supplement (the “ATM Prospectus Supplement”) covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $250.0 million of our common stock that may be issued and sold under equity distribution agreements with each of Wells Fargo Securities, LLC, BofA Securities, Inc., Jefferies LLC, Mizuho Securities USA LLC and BTIG, LLC, each as sales agent; and
•a resale prospectus supplement (the “Resale Prospectus Supplement”) relating to (1) the possible issuance of shares of common stock of American Assets Trust, Inc., a Maryland corporation, to the holders of common units representing common limited partnership interests in American Assets Trust, L.P., our operating partnership, and the possible resale of shares of common stock by such holders from one or more sellers in the open market, (2) the possible resale by Insurance Company of the West of 400,000 shares of our common stock issued in a private placement on September 12, 2014 and (3) the possible resale by Explorer Insurance Company of 200,000 shares of our common stock issued in a private placement on March 9, 2015.
The Base Prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the Base Prospectus will be specified in a prospectus supplement to the Base Prospectus. The specific terms of the securities to be issued and sold under the equity distribution agreements are specified in the ATM Prospectus Supplement that immediately follows the Base Prospectus. Information about the selling stockholders that may sell shares of our common stock registered pursuant to the Resale Prospectus Supplement is included in the Resale Prospectus Supplement that immediately follows the ATM Prospectus Supplement.

PROSPECTUS
American Assets Trust, Inc.
Common Stock,
Preferred Stock,
Depositary Shares,
Warrants,
Purchase Contracts,
Rights,
Units and Guarantees
American Assets Trust, L.P.
Debt Securities

We may offer and sell the securities identified above, and the selling securityholders may offer and sell common stock, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by the selling securityholders.
Each time we or any of the selling securityholders offer and sell securities, we or such selling securityholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling securityholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve the status of American Assets Trust, Inc. as a real estate investment trust, or REIT, for U.S. federal income tax purposes. The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “AAT.” On December 19, 2023, the last reported sale price of our common stock on the NYSE was $22.67 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2023.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Securities and Exchange Commission, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we may sell securities (including guarantees of debt securities sold by our operating partnership) from time to time and in one or more offerings and the selling securityholders to be named in a supplement to this prospectus may, from time to time, sell common stock from time to time in one or more offerings as described in this prospectus. Each time that we or the selling securityholders offer and sell securities, we or the selling securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we, nor the selling securityholders, have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
References to the “Company” or the “guarantor” refer to American Assets Trust, Inc., a Maryland corporation. References to “the operating partnership” or “our operating partnership” refer to American Assets Trust, L.P., a Maryland limited partnership, of which the Company is the sole general partner. When we refer to “we,” “our,” “us” and “our company,” we mean the Company, our operating partnership and any of our other subsidiaries, unless otherwise specified. In statements regarding qualification as a REIT, such terms refer solely to American Assets Trust, Inc. When we refer to “you,” we mean the holders of the applicable class or series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
The Company and the operating partnership file reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, that file electronically with the Securities and Exchange Commission. The address of that website is http://www.sec.gov.
Our website address is www.americanassetstrust.com. The information on our website, however, is not, and shall not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the Securities and Exchange Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Securities and Exchange Commission or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or otherwise incorporated by reference into the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the Securities and Exchange Commission’s website, as provided above.
Incorporation by Reference
The Securities and Exchange Commission’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the Securities and Exchange Commission will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by American Assets Trust, Inc. and American Assets Trust, L.P. with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the Securities and Exchange Commission, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the Securities and Exchange Commission:
•The Annual Report on Form 10-K of American Assets Trust, Inc. and American Assets Trust, L.P. for the year ended December 31, 2022, filed with the Securities and Exchange Commission on February 10, 2023.
•The Quarterly Reports on Form 10-Q of American Assets Trust, Inc. and American Assets Trust, L.P. for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the Securities and Exchange Commission on April 28, 2023, July 28, 2023 and October 27, 2023, respectively.
•The Current Report on Form 8-K of American Assets Trust, Inc. and American Assets Trust, L.P., filed with the Securities and Exchange Commission on January 5, 2023, and the Current Reports on Form 8-K of American Assets Trust, Inc., filed with the Securities and Exchange Commission on June 5, 2023 and July 25, 2023.

•The portions of the Definitive Proxy Statement on Schedule 14A of American Assets Trust, Inc., filed with the Securities and Exchange Commission on April 7, 2023, incorporated by reference in the Annual Report on Form 10-K of American Assets Trust, Inc. and American Assets Trust, L.P. for the year ended December 31, 2022.
•The description of American Assets Trust, Inc.’s common stock contained in the registration statement on Form 8-A of American Assets Trust, Inc., filed with the Securities and Exchange Commission on January 11, 2011, and any amendment or report filed with the Securities and Exchange Commission for the purpose of updating the description.
All reports and other documents American Assets Trust, Inc. or American Assets Trust, L.P. subsequently files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the Securities and Exchange Commission, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
American Assets Trust, Inc.
3420 Carmel Mountain Road, Suite 100
San Diego, California 92121
Attention: President and Chief Operating Officer
(858) 350-2600
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY
We are a full service, vertically integrated and self-administered REIT that owns, operates, acquires and develops high quality retail, office, multifamily and mixed-use properties in attractive, high-barrier-to-entry markets in Southern California, Northern California, Washington, Oregon, Texas and Hawaii. As of September 30, 2023, our portfolio was comprised of twelve office properties; twelve retail shopping centers; a mixed-use property consisting of a 369-room all-suite hotel and a retail shopping center; and six multifamily properties. Additionally, as of September 30, 2023, we owned land at three of our properties that we classified as held for development and/or construction in progress. Our core markets include San Diego, California; the San Francisco Bay Area, California; Bellevue, Washington; Portland, Oregon and Oahu, Hawaii.
The Company is a Maryland corporation formed on July 16, 2010 to acquire the entities owning various controlling and noncontrolling interests in real estate assets owned and/or managed by Ernest S. Rady or his affiliates, including the Ernest Rady Trust U/D/T March 13, 1983, or the Rady Trust, and did not have any operating activity until the consummation of our initial public offering on January 19, 2011. The Company, as the sole general partner of the operating partnership, has control of our operating partnership and owned 78.8% of our operating partnership as of September 30, 2023. Accordingly, the Company consolidates the assets, liabilities and results of operations of our operating partnership. The Company has elected to be taxed as a REIT for federal income tax purposes commencing with its taxable year ended December 31, 2011. The Company believes that it has operated in a manner that has allowed it to qualify as a REIT for federal income tax purposes commencing with such taxable year, and intends to continue operating in such a manner. The Company conducts substantially all of its business through our operating partnership, of which it serves as the sole general partner.
Our principal executive offices are located at 3420 Carmel Mountain Road, Suite 100, San Diego, California 92121, and our telephone number is (858) 350-2600. Our website address is www.americanassetstrust.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before acquiring any of such securities, you should carefully consider the risk factors incorporated by reference into the most recent Annual Report on Form 10-K of American Assets Trust, Inc. and American Assets Trust, L.P., and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that American Assets Trust, Inc. or American Assets Trust, L.P. files after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by any subsequent filings under the Exchange Act, as well as the risk factors and other information contained or incorporated by reference in the applicable prospectus supplement. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

GUARANTOR DISCLOSURES
American Assets Trust, Inc. may guarantee debt securities of the operating partnership as described in “Description of Debt Securities and Related Guarantees.” Any such guarantees by American Assets Trust, Inc. will be full, irrevocable, unconditional and absolute joint and several guarantees to the holders of each series of such outstanding guaranteed debt securities. The Company owns all of its assets and conducts all of its operations through the operating partnership and the operating partnership is consolidated into the Company’s financial statements.
The Company and the operating partnership have filed this prospectus with the Securities and Exchange Commission registering, among other securities, debt securities of the operating partnership, which will be fully and unconditionally guaranteed by the Company. Pursuant to Rule 3-10 of Regulation S-X, subsidiary issuers of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to certain exceptions as set forth below, the alternative disclosure required by Rule 13-01 is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of the operating partnership are not expected to be presented or incorporated by reference for future periods.
Furthermore, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we do not expect to present or incorporate by reference summarized financial information for the operating partnership going forward because the assets, liabilities and results of operations of the operating partnership are not materially different than the corresponding amounts in American Assets Trust, Inc.’s consolidated financial statements that have been and will be incorporated by reference herein, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of common stock by the selling securityholders.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES
This section describes the general terms and provisions of our operating partnership’s debt securities. When our operating partnership offers to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, including the terms of any related guarantees by the Company and the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
The debt securities may be offered either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our operating partnership’s senior, senior subordinated or subordinated obligations and may be issued in one or more series. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be our operating partnership’s direct, unsecured senior obligations and will rank equally in right of payment with all of its other senior unsecured indebtedness.
Unless otherwise specified in a prospectus supplement, the debt securities will be issued under the indenture to be entered into among our operating partnership, the Company and U.S. Bank National Association, as trustee, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus is a part, or the indenture. The indenture contains the full legal text of the matters described in this section. We have summarized select portions of the indenture below. The summary is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of the terms used in the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those sections or defined terms are incorporated by reference into this prospectus or the applicable prospectus supplement, and this summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement. You should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this “Description of Debt Securities and Related Guarantees,” references to the “operating partnership,” refer solely to American Assets Trust, L.P. and not to any of its subsidiaries and references to the “Company”, “guarantor”, “we,” “our” or “us” refer solely to American Assets Trust, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of the Company’s board of directors and set forth or determined in the manner provided in a resolution of the Company’s board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet). A prospectus supplement, pricing supplement or term sheet may change any of the terms of the debt securities described in this prospectus.
Unless we state otherwise in the applicable prospectus supplement, we can issue an unlimited amount of our operating partnership’s debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title and raking of the debt securities
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which we will pay the principal of and premium, if any, on the debt securities;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, premium, if any, and interest on the debt securities will be payable;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which we will pay the principal of and premium, if any, on the debt securities;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, premium, if any, and interest on the debt securities will be payable;
•the price or prices and the terms and conditions upon which we may redeem the debt securities;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;
•if other than U.S. dollars, the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made and, if payments of principal, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities or the guarantees, if any, thereof;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any debt securities of the series, including if applicable, the conversion or exchange price, the conversion or exchange period, the securities or other property into which such debt securities will be convertible or exchangeable, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed;
•whether the debt securities of the series will be senior debt securities, senior subordinated debt securities or subordinated debt securities and, if applicable, the subordination terms thereof;
•whether the debt securities of the series are guaranteed by the Company, the terms of the guarantee and whether any guarantee is made on a senior, senior subordinated or subordinated basis and, if applicable, the subordination terms of any guarantee; and
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series.
As discussed above, we may issue debt securities of our operating partnership that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. In addition, we may denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, and the principal of and any premium and interest on any series of debt securities may be payable in a foreign currency or currencies or a foreign currency unit or units. The applicable prospectus supplement will provide you with information on the federal income tax considerations and other special considerations applicable to any such debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities of any series will not contain any provisions which may afford holders of the debt securities of such series protection in the event our operating partnership or the Company has a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of any series of debt securities.
Merger, Consolidation and Sale of Assets
Unless we state otherwise in the applicable prospectus supplement, our operating partnership and the Company may consolidate with, or sell, lease or convey all or substantially all of their respective assets to, or merge with or into, any other entity, provided that the following conditions are met:
•our operating partnership or the Company, as the case may be, shall be the continuing entity, or the successor entity (if other than our operating partnership or the Company, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets, shall be organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, in the case of our operating partnership, payment of the principal of and premium, if any, and interest and any redemption price due on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions of our operating partnership in the indenture and the debt securities, or in the case of the Company, the payment of all amounts due under its guarantees of the debt securities and the due and punctual performance and observance of all of the covenants and conditions of the Company in the indenture and the guarantees, as the case may be;
•immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and
•an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.
Upon any such merger, consolidation or conveyance, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, our operating partnership or the Company, as the case may be, under the indenture.
Events of Default
Unless we state otherwise in the applicable prospectus supplement, the indenture provides that the following events are “Events of Default” with respect to any series of debt securities:
•default in the payment of any interest on the debt securities of such series when such interest becomes due and payable that continues for a period of 30 days;
•default in the payment of any principal of or premium, if any, on the debt securities of such series, or any redemption price due with respect to the debt securities of such series, when due and payable;
•default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of such series;
•failure by our operating partnership or the Company to comply with their respective obligations described under “Merger, Consolidation and Sale of Assets”;
•default in the performance, or breach, of any other covenant or warranty of our operating partnership or the Company in the indenture (other than a covenant or warranty which has expressly been included in the indenture solely for the benefit of the debt securities of a series other than such series) and continuance of such default or breach for a period of 60 days after written notice as provided in the indenture;
•default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed (other than Non-Recourse Indebtedness) by the Company or our operating partnership or by any Significant Subsidiary of our operating partnership or the Company, the repayment of which the Company or our operating partnership has guaranteed or for which the Company or our operating partnership is directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $25 million, whether such indebtedness exists as of the date of the indenture or shall thereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the period specified in such instrument; provided, that if the cross-default amount applicable to recourse indebtedness specified in the credit agreement governing the Company’s second amended and restated credit facility, as such agreement may be amended, restated, extended, refinanced or replaced, is increased to exceed $25 million, the reference to $25 million in the foregoing clause shall be automatically replaced by such higher amount up to $50 million;
•a final judgment for the payment of $35 million or more (excluding any amounts covered by insurance) is rendered against our operating partnership, the Company or any of our operating partnership’s or the Company’s respective Significant Subsidiaries, which judgment is not discharged or stayed within 60 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished; or

•certain events of bankruptcy, insolvency or reorganization with respect to our operating partnership, the Company or any Significant Subsidiary of our operating partnership or the Company.
A supplemental indenture or officer’s certificate establishing the terms of a particular series of debt securities may delete, modify or add to the Events of Default described above.
If an Event of Default with respect to the debt securities of a particular series occurs and is continuing (other than an Event of Default specified in the last bullet above, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare the principal amount of, and accrued and unpaid interest on, all of the debt securities of such series to be due and payable immediately by written notice thereof to our operating partnership and the Company (and to the trustee if given by the holders). However, at any time after the declaration of acceleration (or automatic acceleration) with respect to the debt securities of such series has occurred, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the debt securities of such series outstanding may rescind and annul the declaration and its consequences if:
•our operating partnership or the Company shall have deposited with the trustee all payments of the principal of and premium, if any, and interest on the debt securities of such series which have become due otherwise than by such acceleration, plus certain fees, expenses, disbursements and advances of the trustee; and
•all Events of Default, other than the non-payment of accelerated principal of and interest on the debt securities of such series, have been cured or waived as provided in the indenture.
The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default or Event of Default with respect to the debt securities of such series and its consequences, except, among other things, a default:
•in the payment of the principal of or premium, if any, or interest on the debt securities of such series; or
•in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected thereby.
The trustee will be required to give notice to the holders of the debt securities of any particular series within 90 days of a default under the indenture with respect to the debt securities of such series known to a responsible officer (as defined in the indenture) of the trustee unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of such series of any default with respect to the debt securities of such series (except a default in the payment of the principal of or premium, if any or interest on the debt securities of such series) if responsible officers of the trustee in good faith determine the withholding to be in the interest of the holders of the debt securities of such series; and provided, further, that in the case of a default with respect to the debt securities of any series of the character specified in the penultimate bullet point of the first paragraph under this caption “Events of Default,” no such notice to holders of debt securities of such series shall be given until at least 60 days after the occurrence thereof.
The indenture provides that no holder of the debt securities of a particular series may institute any action or proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, unless:
•such holder has given the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series;
•the registered holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made a written request upon the trustee to institute such action or proceeding and shall have offered to the trustee such indemnity or security reasonably satisfactory to it against costs, liabilities or expenses to be incurred therein or thereby;

•the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such action, suit or proceeding; and
•no direction inconsistent with such written request shall have been given to the trustee by holders of a majority in an aggregate principal amount of the debt securities of such series then outstanding.
This provision will not prevent, however, any holder of the debt securities of any series from instituting suit for the enforcement of payment of the principal of or premium if any, or interest on such debt securities on or after the respective due dates thereof.
Subject to provisions in the indenture relating to its duties in case of default, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of any series then outstanding under the indenture, unless the holders of debt securities of such series shall have offered to the trustee security or indemnity satisfactory to the trustee. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture or which may involve the trustee in personal liability or be unduly prejudicial to the holders of the debt securities of such series not joining therein.
Within 120 days after the close of each fiscal year, our operating partnership and the Company must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.
As used in this subsection titled “—Events of Default”, the following terms have the respective meanings specified below:
“Non-Recourse Indebtedness” means indebtedness of a Subsidiary of our operating partnership (or an entity in which our operating partnership is the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of our operating partnership (or entity in which our operating partnership is the general partner or managing member) that is the borrower and is non-recourse to our operating partnership or any Subsidiary of our operating partnership (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of our operating partnership (or entity in which our operating partnership is the general partner or managing member) that is the borrower); provided, further, that, if any such indebtedness is partially recourse to our operating partnership or any Subsidiary of our operating partnership (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of our operating partnership (or entity in which our operating partnership is the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such indebtedness that does meet the criteria set forth above shall constitute “Non-Recourse Indebtedness.”
“Permitted Non-Recourse Guarantees” means customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements and carve-out guarantees) provided under Non-Recourse Indebtedness in the ordinary course of business by our operating partnership or any Subsidiary of our operating partnership in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of our operating partnership (or entity in which our operating partnership is the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to our operating partnership or any of our operating partnership’s other Subsidiaries, except for customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements or carve-out guarantees) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to nonrecourse liability).
“Significant Subsidiary” of any specified person means any Subsidiary in which such person has invested at least $50.0 million in capital.

“Subsidiary” means, with respect to our operating partnership or the Company, any person (as defined in the indenture but excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by our operating partnership or the Company, as the case may be, or by one or more other Subsidiaries of our operating partnership or the Company, as the case may be. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
Modification, Waiver and Meetings
Unless we state otherwise in the applicable prospectus supplement, modifications and amendments of the indenture will be permitted to be made pursuant to a supplemental indenture entered into by our operating partnership, the Company and the trustee with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series affected by such supplemental indenture (including consent obtained in connection with a tender offer or exchange offer for the outstanding debt securities of such series); provided, however, that no modification or amendment may, without the consent of the holder of each debt security affected thereby:
•change the stated maturity of the principal of or premium, if any, or any installment of interest on any debt security or reduce the principal amount of or premium, if any, or the rate or amount of interest on any debt security;
•change the place of payment, or the coin or currency, for payment of principal of or premium, if any, or interest on any debt security or impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;
•reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and their consequences thereunder or to reduce the quorum or change voting requirements set forth in the indenture;
•modify or affect in any manner adverse to the holders of any debt security the terms and conditions of the obligations of the Company, as guarantor, in respect of the payment of principal, premium, if any, and interest; or
•modify any of the foregoing provisions or any of the provisions relating to the waiver of certain defaults or Events of Default with respect to debt securities of any series, or the waiver of compliance with certain covenants applicable to the debt securities of any series, except to increase the percentage required to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of each of the debt securities affected thereby.
Notwithstanding the foregoing, modifications and amendments of the indenture will be permitted to be made by supplemental indenture executed by our operating partnership, the Company and the trustee without the consent of any holder of the debt securities for, among other things, any of the following purposes:
•to evidence a successor to our operating partnership as obligor or the Company as guarantor under the indenture;
•to add to the covenants of our operating partnership or the Company for the benefit of the holders of the debt securities of all or any series and any related guarantees or to surrender any right or power conferred upon our operating partnership or the Company in the indenture with respect to all or any series of debt securities or any related guarantees;
•to add Events of Default for the benefit of the holders of the debt securities of all or any series;
•to amend or supplement any provisions of the indenture with respect to the debt securities of all or any series, provided that no amendment or supplement shall adversely affect the interests of the holders of such debt securities in any respect;

•to secure the debt securities of all or any series;
•to provide for the acceptance of appointment by a successor trustee in respect of all or any series of debt securities or facilitate the administration of the trusts under the indenture by more than one trustee;
•to cure any ambiguity, defect or inconsistency in the indenture; provided that the action shall not adversely affect the interests of holders of the debt securities of any series in any respect;
•to establish the form or terms of debt securities of any series and any related guarantees, and any deletions from or additions or changes to the indenture in connection therewith (provided that any such deletions, additions and changes shall not be applicable to any other debt securities then outstanding or to any other series of debt securities);
•to delete, amend or supplement any provision contained in the indenture or in any supplemental indenture (which deletion, amendment or supplement may apply to one or more series of debt securities or may apply to the indenture generally), provided that such deletion, amendment or supplement does not (i) apply to any debt securities of any series then outstanding created or issued prior to the date of the supplemental indenture pursuant to which such deletion, amendment or supplement is made and entitled to the benefit of such provision deleted, amended or supplemented by such supplemental indenture, or (ii) modify the rights of the holder of any such debt security;
•to comply with the Trust Indenture Act of 1939;
•to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate satisfaction and discharge, legal defeasance or covenant defeasance of the debt securities of any series as described below under the caption “—Discharge, Defeasance and Covenant Defeasance”; provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any respect;
•to conform the provisions of the indenture, the debt securities or the related guarantee to this “Description of Debt Securities and Related Guarantees” and to the additional terms set forth in the applicable prospectus supplement; or
•to add guarantors for the benefit of the debt securities of all or any series.
Our operating partnership and the Company may omit in any particular instance to comply with certain specified covenants in the indenture with respect to the debt securities of any series (which, if expressly stated in the prospectus supplement applicable to the debt securities of such series, may include any additional covenants specified in such prospectus supplement) if the holders of at least a majority in principal amount of all outstanding debt securities of such series waive such compliance. In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities, the indenture provides that debt securities owned by our operating partnership, the Company or any other obligor upon the debt securities or the guarantees thereof or any affiliate of our operating partnership, the Company, or of any other such obligor shall be disregarded.
The indenture contains provisions for convening meetings of the holders of debt securities of any series. A meeting of the holders of debt securities of any series will be permitted to be called at any time by the trustee, and also, upon request, by our operating partnership or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of such series; provided, however, that, except for any consent that must be given by the holder of each debt security affected as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of such series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of such series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of the debt securities of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, of the debt securities of any series will be holders of a majority in principal amount of the outstanding debt securities of such series; provided, however, that if any action is to be taken at the meeting with respect to a request, demand, authorization, direction, notice, consent, waiver or other action which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of such series, holders of the specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum with respect to that matter. In the absence of a quorum at the reconvening of any adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten days; at the reconvening of any meeting adjourned or further adjourned for lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the then outstanding debt securities of such series shall constitute a quorum.
Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be taken by holders of such series and one or more additional series acting collectively and voting together as a single class, there shall be no minimum quorum requirement for that meeting and the principal amount of outstanding debt securities of all such series that are entitled to vote in favor of that request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such action has been made, given or taken under the indenture.
Discharge, Defeasance and Covenant Defeasance
Unless we state otherwise in the applicable prospectus supplement, the indenture shall cease to be of further effect with respect to any series of debt securities, and the Company shall be released from its guarantee of the debt securities of such series (subject to the survival of a limited number of specified provisions) when:
•either (A) all outstanding debt securities of such series have been delivered to the trustee for cancellation (subject to specified exceptions) or (B) all outstanding debt securities of such series have become due and payable or will become due and payable at their maturity date within one year or are to be called for redemption on a redemption date within one year and our operating partnership has deposited with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on the outstanding debt securities of such series not theretofore delivered to the trustee for cancellation in respect of principal, premium, if any, and interest, to the date of such deposit (if the debt securities of such series have become due and payable) or to the maturity date or redemption date, as the case may be;
•our operating partnership has paid or caused to be paid all other sums payable under the indenture with respect to the debt securities of such series; and
•certain other conditions are met.
The indenture provides that our operating partnership may elect:
•to be discharged from any and all obligations in respect of the debt securities of any series (subject to the survival of a limited number of specified provisions), or legal defeasance; or
•to be released from compliance with specified covenants in the indenture in respect of the debt securities of any series, or covenant defeasance.
To effect legal defeasance or covenant defeasance, our operating partnership will be required to make an irrevocable deposit with the trustee, in trust for such purpose, of money and/or government obligations (as defined in the indenture) that, through the scheduled payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge the principal, premium, if any, and interest on the debt securities of such series on the scheduled due dates or the applicable redemption date, as the case may be, in accordance with the terms of the indenture and the debt securities of such series. Upon any legal defeasance (but not covenant defeasance) the Company will be released from its guarantee of the debt securities of such series.
The trust described in the preceding paragraph may only be established if, among other things:
•our operating partnership has delivered to the trustee a legal opinion of outside counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred, and such legal opinion, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service, or IRS, or a change in applicable U.S. federal income tax law occurring after the date of the indenture;
•if the cash and government obligations deposited are sufficient to pay the principal of, and premium, if any, and interest (including the redemption price) on the debt securities of such series, provided such debt securities of such series are redeemed on a particular redemption date, our operating partnership shall have given the trustee irrevocable instructions to redeem the debt securities of such series on the date and to provide notice of the redemption to the holders of the debt securities of such series;
•such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which our operating partnership or the Company is a party or by which either of them is bound; and
•no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities of such series shall have occurred and shall be continuing on the date of, or, solely in the case of events of default due to certain events of bankruptcy, insolvency, or reorganization, during the period ending on the 91st day after the date of, such deposit into trust.
In the event we effect covenant defeasance with respect to the debt securities of any series, then any failure by our operating partnership or the Company to comply with any covenant as to which there has been covenant defeasance will not constitute an Event of Default. However, if the debt securities of such series are declared due and payable because of the occurrence of any other Event of Default, the amount of monies and/or government obligations deposited with the trustee to effect such covenant defeasance may not be sufficient to pay amounts due on the debt securities of such series at the time of any acceleration resulting from such Event of Default. However, our operating partnership and the Company would remain liable to make payment of such amounts due at the time of acceleration.
Governing Law
The indenture, the debt securities and any guarantees endorsed on the certificates evidencing the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Book-entry System
The Global Notes
The debt securities of each series will be initially issued in the form of one or more registered debt securities in global form, without interest coupons, or the global notes. Upon issuance, each of the global notes will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC. Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, or DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the applicable underwriters; and

•ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).
Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
Book-entry Procedures for the Global Notes
All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. None of our operating partnership, the Company or the applicable underwriters are responsible for those operations or procedures.
DTC has advised us that it is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York State Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including underwriters, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the debt securities represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
•will not be entitled to have debt securities represented by the global note registered in their names;
•will not receive or be entitled to receive physical, certificated debt securities; and
•will not be considered the owners or holders of the debt securities under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.
As a result, each investor who owns a beneficial interest in a global note of any series must rely on the procedures of DTC to exercise any rights of a holder of debt securities of such series under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the direct, or, if applicable, indirect DTC participant through which the investor owns its interest).
Payments of principal, premium, if any, and interest with respect to the debt securities represented by a global note will be made by the trustee to DTC or DTC’s nominee as the registered holder of the global note. Neither our operating partnership, the Company nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Certificated Notes
If the debt securities of any series are initially issued as global notes, debt securities of such series in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the debt securities of such series only if:
•DTC notifies our operating partnership at any time that it is unwilling or unable to continue as depositary for the global notes of such series and a successor depositary is not appointed within 90 days;
•DTC ceases to be registered as a clearing agency under the Exchange Act at any time when the depositary is required to be so registered and a successor depositary is not appointed within 90 days after our operating partnership learns of such ineligibility;
•an Event of Default has occurred and is continuing under the indenture with respect to the debt securities of such series; or
•we, at our option, determine that the debt securities of such series shall no longer be represented by global notes.

DESCRIPTION OF COMMON STOCK
General
This prospectus describes the general terms of the Company’s common stock. For a more detailed description of these securities, you should read the applicable provisions of the Maryland General Corporation Law, or MGCL, and the Company’s charter and bylaws. When we or any selling securityholders offer to sell a particular class or series of stock, we or such selling securityholders will describe the specific terms of such class or series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
The Company’s charter provides that the Company may issue up to 490 million shares of common stock, $0.01 par value per share, or common stock. The Company’s charter authorizes its board of directors, with the approval of a majority of the entire board of directors and without any action by the Company’s stockholders, to amend the Company’s charter to increase or decrease the aggregate number of shares of common stock or, subject to the rights of holders of any class or series of the Company’s stock, the number of shares of common stock of any class or series that the Company has the authority to issue. As of December 19, 2023, 60,895,786 shares of the Company’s common stock were issued and outstanding and no shares of the Company’s preferred stock were issued and outstanding.
Under Maryland law, stockholders generally are not personally liable for the Company’s debts or obligations solely as a result of their status as stockholders.
All shares of the Company's common stock offered hereby, when issued, will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of holders of any class or series of the Company’s stock that may be issued in the future, and to the provisions of the Company’s charter regarding the restrictions on ownership and transfer of the Company’s stock, holders of shares of the Company’s common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by the Company’s board of directors out of funds legally available therefor and declared by the Company, and to share ratably in the Company’s assets legally available for distribution to the Company’s stockholders in the event of the Company’s liquidation, dissolution or winding up, after payment or establishment of reserves for all known debts and liabilities of the Company.
Subject to the provisions of the Company’s charter regarding the restrictions on ownership and transfer of the Company’s stock and except as may otherwise be specified in the terms of any class or series of the Company’s stock that may be issued in the future, each outstanding share of the Company’s common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and the holders of shares of the Company’s common stock will possess the exclusive voting power. There is no cumulative voting in the election of the Company’s directors. Directors are elected by a plurality of all of the votes cast in the election of directors.
Holders of shares of the Company’s common stock have no preference, conversion, exchange, sinking fund or redemption rights, and have no preemptive rights to subscribe for any securities of the Company. The Company’s charter provides that the Company’s stockholders generally have no appraisal rights unless the Company’s board of directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of the Company’s common stock would otherwise be entitled to exercise appraisal rights. Subject to the provisions of the Company’s charter regarding the restrictions on ownership and transfer of the Company’s stock, holders of shares of the Company’s common stock will have equal dividend, liquidation and other rights.
Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, convert into another type of entity, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. The Company’s charter provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on such matters, except that the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors is required to remove a director and the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter is required to amend the provisions of our charter relating to the removal of directors, specifying that the Company’s stockholders may act without a meeting only by unanimous consent, or specifying the vote required to amend such provisions. Maryland law also permits a Maryland corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity all of the equity interests of which are owned, directly or indirectly, by the corporation. Because the Company’s operating assets may be held by our operating partnership or its wholly owned subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of such assets without the approval of the Company’s stockholders.
The Company’s charter authorizes the Company’s board of directors to reclassify any unissued shares of the Company’s common stock into other classes or series of stock, to establish the designation and number of shares of each such class or series and to set, subject to the rights of holders of any class or series of the Company’s stock and the provisions of the Company’s charter regarding the restrictions on ownership and transfer of the Company’s stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series.
Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common Stock
We believe that the power of the Company’s board of directors to amend the Company’s charter to increase or decrease the aggregate number of authorized shares of common stock, to authorize the Company to issue additional authorized but unissued shares of the Company’s common stock and to classify or reclassify unissued shares of the Company’s common stock and thereafter to cause the Company to issue such classified or reclassified shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Additional classes or series of common stock, as well as the additional authorized shares of common stock, will be available for issuance without further action by the Company’s stockholders unless such action is required by the terms of any class or series of the Company’s stock that may be issued in the future or the rules of any stock exchange or automated quotation system on which the Company’s securities may be listed or traded. Although the Company’s board of directors does not currently intend to do so, it could authorize the Company to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for the Company’s common stock or that the Company’s common stockholders otherwise believe to be in their best interests. See “Material Provisions of Maryland Law and of The Company’s Charter and Bylaws—Anti-takeover Effect of Certain Provisions of Maryland Law and of The Company’s Charter and Bylaws.”
Restrictions on Ownership and Transfer
To assist us in complying with certain federal income tax requirements applicable to REITs, the Company’s charter contains certain restrictions relating to the ownership and transfer of the Company’s common stock. See “Restrictions on Ownership and Transfer.”
Transfer Agent and Registrar
The transfer agent and registrar for the Company’s shares of common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK
General
This prospectus describes the general terms of the Company’s preferred stock. For a more detailed description of these securities, you should read the applicable provisions of the MGCL and the Company’s charter and bylaws. When the Company offers to sell a particular class or series of preferred stock, the Company will describe the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of preferred stock, you must refer to both the prospectus supplement relating to that class or series and the description of preferred stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
The Company’s charter provides that the Company may issue up to 10 million shares of preferred stock, $0.01 par value per share, or preferred stock. The Company’s charter authorizes the Company’s board of directors, with the approval of a majority of the entire board of directors and without any action by the Company’s stockholders, to amend the Company’s charter to increase or decrease the aggregate number of shares of preferred stock or, subject to the rights of holders of any class or series of the Company’s stock, the number of shares of preferred stock of any class or series that the Company has the authority to issue. As of the date hereof, no shares of the Company’s preferred stock were outstanding.
The Company’s charter authorizes the Company’s board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of preferred stock into one or more classes or series of stock. Prior to issuance of shares of each new class or series, the Company’s board of directors is required by the MGCL and the Company’s charter to set, subject to the rights of holders of any class or series of the Company’s stock and the provisions of the Company’s charter regarding the restrictions on ownership and transfer of the Company’s stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series. As a result, the Company’s board of directors could authorize the issuance of shares of preferred stock that have priority over shares of the Company’s common stock with respect to dividends, distributions or rights upon liquidation or with other terms or conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of the Company that might involve a premium price for the Company’s common stock or that the Company’s common stockholders otherwise believe to be in their best interests.
The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants the Company issues. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.
Under Maryland law, stockholders generally are not personally liable for the Company’s debts or obligations solely as a result of their status as stockholders.
The preferences and other terms of each class or series of preferred stock will be fixed by the articles supplementary relating to such class or series. A prospectus supplement relating to each class or series will describe the terms of the class or series of preferred stock as follows:
•the designation and stated value of such class or series of preferred stock,
•the number of shares of such class or series of preferred stock authorized and offered, the liquidation preference per share and the offering price of such class or series of preferred stock,
•the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such class or series of preferred stock,

•whether dividends on such class or series of preferred stock are cumulative or not and, if cumulative, the date from which dividends on such class or series of preferred stock shall accumulate,
•the provision for a sinking fund, if any, for such class or series of preferred stock,
•the provision for redemption, if applicable, of such class or series of preferred stock,
•any listing of such class or series of preferred stock on any securities exchange,
•the preemptive rights, if any, of such class or series of preferred stock,
•the terms and conditions, if applicable, upon which shares of such class or series of preferred stock will be convertible into shares of the Company’s common stock or shares of any other class or series of the Company’s stock, including the conversion price (or manner of calculation thereof),
•a discussion of any additional material federal income tax considerations applicable to an investment in such class or series of preferred stock,
•any limitations on actual, beneficial and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT,
•the relative ranking and preferences of such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company,
•any limitations on issuance of any class or series of stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company,
•any voting rights of such class or series of preferred stock, and
•any other specific terms, preferences, rights, limitations or restrictions of such class or series of preferred stock.
Rank
Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank: (1) senior to all classes or series of the Company’s common stock, and to any other class or series of the Company’s stock expressly designated as ranking junior to the preferred stock; (2) on parity with any class or series of the Company’s stock expressly designated as ranking on parity with the preferred stock; and (3) junior to any other class or series of the Company’s stock expressly designated as ranking senior to the preferred stock.
Conversion Rights
The terms and conditions, if any, upon which any shares of any class or series of preferred stock are convertible into shares of the Company’s common stock or shares of any other class or series of the Company’s stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of the Company’s common stock or the number of shares of such other class or series of the Company’s stock into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of preferred stock.
Power to Increase or Decrease Authorized Preferred Stock and Issue Additional Shares of The Company’s Preferred Stock
We believe that the power of the Company’s board of directors to amend the Company’s charter to increase or decrease the aggregate number of authorized shares of preferred stock, to authorize the Company to issue additional authorized but unissued shares of the Company’s preferred stock in one or more classes or series and to classify or reclassify unissued shares of the Company’s preferred stock and thereafter to cause the Company to issue such classified or reclassified shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Additional classes or series of preferred stock, as well as the additional authorized shares of preferred stock, will be available for issuance without further action by the Company’s stockholders unless such action is required by the terms of any class or series of the Company’s stock that may be issued in the future or the rules of any stock exchange or automated quotation system on which the Company’s securities may be listed or traded. Although the Company’s board of directors does not currently intend to do so, it could authorize the Company to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for the Company’s preferred stock or that the Company’s preferred stockholders otherwise believe to be in their best interests. See “Material Provisions of Maryland Law and of The Company’s Charter and Bylaws—Anti-takeover Effect of Certain Provisions of Maryland Law and The Company’s Charter and Bylaws.”
Restrictions on Ownership and Transfer
To assist us in complying with certain federal income tax requirements applicable to REITs, we expect that each class or series of preferred stock offered pursuant to this prospectus will be subject to certain restrictions relating to the ownership and transfer of such class or series of preferred stock set forth in the Company’s charter, including the articles supplementary for each such class or series. The applicable prospectus supplement will specify any ownership limitation relating to such class or series. See “Restrictions on Ownership and Transfer.”
Transfer Agent and Registrar
The transfer agent and registrar for the Company’s shares of preferred stock is Equiniti Trust Company, LLC.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, purchase contracts, rights, units or guarantees issued by the Company that may be offered and sold pursuant to this prospectus.

RESTRICTIONS ON OWNERSHIP AND TRANSFER
The following summary with respect to restrictions on ownership and transfer of the Company’s stock sets forth certain general terms and provisions of the Company’s charter documents to which any prospectus supplement may relate. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Company’s charter documents, as amended and supplemented from time to time, including any articles supplementary relating to any class or series of preferred stock offered and sold pursuant to this prospectus. Copies of the Company’s existing charter documents are filed with the Securities and Exchange Commission and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Any amendment or supplement to the Company’s charter documents relating to an issuance of securities pursuant to this prospectus shall be filed with the Securities and Exchange Commission and shall be incorporated by reference as an exhibit to the applicable prospectus supplement. See “Where You Can Find More Information; Incorporation by Reference.”
In order for the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, the Company’s stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of the Company’s stock (after taking into account certain options to acquire shares of stock) may be owned, directly, indirectly or through attribution, by five or fewer individuals (for this purpose, the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
The Company’s charter contains restrictions on the ownership and transfer of the Company’s stock that are intended to assist the Company in complying with these requirements and continuing to qualify as a REIT. The relevant sections of the Company’s charter provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 7.275% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of the Company’s common stock, or 7.275% in value of the aggregate of the outstanding shares of all classes and series of the Company’s stock, in each case excluding any shares of the Company’s common stock that are not treated as outstanding for federal income tax purposes. We refer to each of these restrictions as an “ownership limit” and collectively as the “ownership limits.” A person or entity that would have acquired actual, beneficial or constructive ownership of the Company’s stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of the Company’s stock discussed below is referred to as a “prohibited owner.”
The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 7.275% of the Company’s common stock (or the acquisition of an interest in an entity that owns, actually or constructively, the Company’s common stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 7.275% of the Company’s outstanding common stock and thereby violate the applicable ownership limit.
The Company’s board of directors, in its sole and absolute discretion, prospectively or retroactively, may exempt a person from either or both of the ownership limits if doing so would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT and the Company’s board of directors reasonably determines that such waiver will not cause or allow:
•five or fewer individuals to actually or beneficially own more than 49% in value of the aggregate of the outstanding shares of all classes and series of the Company’s stock; and

•subject to certain exceptions, the Company to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in a tenant of the Company’s (or a tenant of an entity owned in whole or in part by the Company).
As a condition of the exception, the Company’s board of directors may require an opinion of counsel or IRS ruling, in either case in form and substance satisfactory to the Company’s board of directors, in its sole and absolute discretion, in order to determine or ensure the Company’s status as a REIT and such representations, covenants and undertakings from the person requesting the exception as are reasonably necessary or prudent to make the determinations above. The Company’s board of directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception.
In connection with past offerings of the Company’s common stock, the Company’s board of directors has granted to Mr. Rady (and certain of his affiliates) an exemption from the ownership limits that allow him to beneficially or constructively own, in the aggregate, up to 19.9% in value or in number of shares, whichever is more restrictive, of the Company’s outstanding common stock, subject to various conditions and limitations.
In connection with a waiver of an ownership limit or at any other time, the Company’s board of directors may, in its sole and absolute discretion, increase or decrease one or both of the ownership limits for one or more persons, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of the Company’s stock exceeds the decreased ownership limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of the Company’s stock equals or falls below the decreased ownership limit, although any further acquisition of the Company’s stock will violate the decreased ownership limit. The Company’s board of directors may not increase or decrease any ownership limit if, among other limitations, the new ownership limit would allow five or fewer persons to actually or beneficially own more than 49% in value of the Company’s outstanding stock or could otherwise cause the Company to fail to qualify as a REIT.
The Company’s charter provisions further prohibit:
• any person from actually, beneficially or constructively owning shares of the Company’s stock that could result in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause the Company to fail to qualify as a REIT (including, but not limited to, actual, beneficial or constructive ownership of shares of the Company’s stock that could result in (i) the Company owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code, or (ii) any manager of a “qualified lodging facility,” within the meaning of Section 856(d)(9)(D) of the Code, leased by the Company to one of the Company’s taxable REIT subsidiaries failing to qualify as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the Code, in each case if the income the Company derives from such tenant or such taxable REIT subsidiary, taking into account the Company’s other income that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause the Company to fail to satisfy any of the gross income requirements imposed on REITs); and
•any person from transferring shares of the Company’s stock if such transfer would result in shares of the Company’s stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).
Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of the Company’s stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of the Company’s stock described above must give written notice immediately to the Company or, in the case of a proposed or attempted transaction, provide the Company at least 15 days’ prior written notice, and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company’s status as a REIT.
The ownership limits and other restrictions on ownership and transfer of the Company’s stock described above will not apply if the Company’s board of directors determines that it is no longer in the Company’s best interest to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for the Company to qualify as a REIT.

Pursuant to the Company’s charter, if any purported transfer of the Company’s stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by the Company’s board of directors, or could result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by the Company. The prohibited owner will have no rights in shares of the Company’s stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner prior to the Company’s discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer of the Company’s stock, then that transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void. If any transfer of the Company’s stock would result in shares of the Company’s stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.
Shares of the Company’s stock transferred to the trustee are deemed offered for sale to the Company, or the Company’s designee, at a price per share equal to the lesser of (1) the price per share paid in the transaction that resulted in the transfer of the shares to the trust (or, in the event of a gift, devise or other such transaction, the last reported sale price on the NYSE on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the last reported sale price on the NYSE on the date the Company accepts, or the Company’s designee accepts, such offer. The Company must reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. The Company will pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. The Company has the right to accept such offer until the trustee has sold the shares of the stock of the Company held in the trust. Upon a sale to the Company, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock must be paid to the charitable beneficiary.
If the Company does not buy the shares, the trustee must, within 20 days of receiving notice from the Company of the transfer of shares to the trust, sell the shares to a person or persons, designated by the trustee, who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of the Company’s stock. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last sale price reported on the NYSE on the day of the event that resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee must reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if, prior to discovery by the Company that shares of its stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount must be paid to the trustee upon demand.
The trustee will be designated by the Company and will be unaffiliated with the Company and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by the Company with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:
•to rescind as void any vote cast by a prohibited owner prior to the Company’s discovery that the shares have been transferred to the trust; and
•to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.
However, if the Company has already taken irreversible corporate action, then the trustee may not rescind and recast the vote.
If the Company’s board of directors determines in good faith that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of the Company’s stock set forth in the Company’s charter, the Company’s board of directors may take such action as it deems advisable in its sole discretion to refuse to give effect to or to prevent such transfer, including, but not limited to, causing the Company to redeem shares of stock, refusing to give effect to the transfer on the Company’s books or instituting proceedings to enjoin the transfer.
Every owner of 5% or more (or such lower percentage as required by the Code or the Treasury regulations promulgated thereunder, or the Treasury Regulations) of the outstanding shares of the Company’s stock, within 30 days after the end of each taxable year, must give written notice to the Company stating the name and address of such owner, the number of shares of each class and series of the Company’s stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide the Company with any additional information that the Company may request in order to determine the effect, if any, of the person’s actual or beneficial ownership on the Company’s status as a REIT and to ensure compliance with the ownership limits. In addition, any person that is an actual, beneficial or constructive owner of shares of the Company’s stock and any person (including the stockholder of record) who is holding shares of the Company’s stock for an actual, beneficial or constructive owner must, on request, disclose to the Company such information as the Company may request in good faith in order to determine the Company’s status as a REIT and comply with requirements of any taxing authority or governmental authority or determine such compliance.
Any certificates representing shares of the Company’s stock will bear a legend referring to the restrictions on ownership and transfer of the Company’s stock described above.
These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for the Company’s stock that the Company’s stockholders otherwise believe to be in their best interest.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF AMERICAN ASSETS TRUST, L.P.
We have summarized the material terms and provisions of the Amended and Restated Agreement of Limited Partnership of American Assets Trust, L.P., which we refer to as the “partnership agreement.” This summary is not complete. For more detail, you should refer to the partnership agreement itself, a copy of which is filed with the Securities and Exchange Commission and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. For purposes of this section, references to “we,” “our,” “us,” “our company” and the “general partner” refer to American Assets Trust, Inc. in its capacity as the general partner of our operating partnership.
General
Substantially all of the Company’s assets are held by, and substantially all of the Company’s operations are conducted through, the Company’s operating partnership, either directly or through its subsidiaries. The Company is the sole general partner of our operating partnership and, as of September 30, 2023, the Company owned approximately 78.8% of the outstanding common units in our operating partnership.
Certain persons who contributed interests in properties and/or other assets pursuant to the formation transactions related to our initial public offering received common units of partnership interest in our operating partnership, which we refer to as common units and have the terms described below. Our operating partnership is also authorized to issue a class of units of partnership interest designated as LTIP units, which have the terms described below. The units in our operating partnership are not listed on any exchange or quoted on any national market system.
Provisions in the partnership agreement may delay or make more difficult unsolicited acquisitions of the Company or changes in the Company’s control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of the Company or change of the Company’s control, although some stockholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of our operating partnership without the concurrence of the Company’s board of directors. These provisions include, among others:
•redemption rights of limited partners and certain assignees of common units;
•transfer restrictions on units and other partnership interests;
•a requirement that the Company may not be removed as the general partner of our operating partnership without the Company’s consent;
•the Company’s ability in some cases to amend the partnership agreement and to cause our operating partnership to issue preferred partnership interests in our operating partnership with terms that the Company’s may determine, in either case, without the approval or consent of any limited partner; and
•the rights of the limited partners to consent to certain direct or indirect transfers of the Company’s interest in our operating partnership, including in connection with certain mergers, consolidations and other business combinations involving us, recapitalizations and reclassifications of the Company’s outstanding stock and issuances of the Company’s stock that require approval of the Company’s stockholders.
Purposes, Business and Management
Our operating partnership was formed for the purpose of conducting any business, enterprise or activity permitted by or under the Maryland Revised Uniform Limited Partnership Act. Our operating partnership may enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement and may own interests in any entity engaged in any business permitted by or under the Maryland Revised Uniform Limited Partnership Act. However, our operating partnership may not, without the Company’s specific consent, which the Company may give or withhold in the Company’s sole and absolute discretion, take, or refrain from taking, any action that, in the Company’s judgment, in the Company’s sole and absolute discretion:
•could adversely affect the Company’s ability to continue to qualify as a REIT;

•could subject the Company to any taxes under Section 857 or Section 4981 of the Code or any other related or successor provision under the Code; or
•could violate any law or regulation of any governmental body or agency having jurisdiction over the Company, the Company’s securities or our operating partnership.
In general, the Company’s board of directors manages the business and affairs of our operating partnership by directing the Company’s business and affairs, in the Company’s capacity as the sole general partner of our operating partnership. Except as otherwise expressly provided in the partnership agreement and subject to the rights of holders of any class or series of partnership interest, all management powers over the business and affairs of our operating partnership are exclusively vested in the Company, in the Company’s capacity as the sole general partner of our operating partnership. The Company may not be removed as the general partner of our operating partnership, with or without cause, without the Company’s consent, which the Company may give or withhold in the Company’s sole and absolute discretion.
Restrictions on General Partner’s Authority
The partnership agreement prohibits the Company, in the Company’s capacity as general partner, from taking any action that would make it impossible to carry out the ordinary business of our operating partnership or performing any act that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability except as provided under the partnership agreement. The Company generally may not, without the prior consent of the partners of our operating partnership (including the Company), amend, modify or terminate the partnership agreement, except for certain amendments described below that require the consent of a majority in interest of the limited partners (excluding the Company and any limited partner 50% or more of whose equity is owned, directly or indirectly, by the Company) and certain amendments described below that require the approval of each affected partner. The Company may not, in the Company’s capacity as the general partner of our operating partnership, without the consent of a majority in interest of the limited partners (excluding the Company and any limited partner 50% or more of whose equity is owned, directly or indirectly, by the Company):
•take any action in contravention of an express provision or limitation of the partnership agreement;
•transfer all or any portion of the Company’s general partnership interest in our operating partnership or admit any person as a successor general partner, subject to the exceptions described in “—Transfers of Partnership Interests—Restrictions on Transfers by the General Partner”;
•voluntarily withdraw as the general partner; or
•amend the partnership agreement to alter the restrictions on the general partner’s power to transfer all or any portion of its interest in our operating partnership or voluntarily withdraw as the general partner.
Without the consent of each affected limited partner, the Company may not enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts the Company or our operating partnership from performing the Company’s or its specific obligations in connection with a redemption of units or expressly prohibits or restricts a limited partner from exercising its redemption rights in full. For the avoidance of doubt, because the Company has the right to elect to acquire common units tendered for redemption in exchange for shares of common stock, the approval of the limited partners generally should not be required in order for the Company or our operating partnership to enter into loan agreements which conditionally restrict our operating partnership from redeeming common units for cash. In addition to any approval or consent required by any other provision of the partnership agreement, the Company may not, without the consent of each affected partner, amend the partnership agreement or take any other action that would:
•convert a limited partner interest into a general partner interest (except as a result of the Company’s acquisition of that interest);
•modify the limited liability of a limited partner;

•alter the rights of any partner to receive the distributions to which such partner is entitled, or alter the allocations specified in the partnership agreement, except to the extent permitted by the partnership agreement in connection with the creation or issuance of any new class or series of partnership interest;
•alter or modify the redemption rights of holders of common units or the related definitions specified in the partnership agreement;
•remove, alter or amend certain provisions of the partnership agreement relating to the requirements for the Company to qualify as a REIT or permitting the Company to avoid paying tax under Sections 857 or 4981 of the Code; or
•amend the provisions of the partnership agreement requiring the consent of each affected partner before taking any of the actions described above.
Additional Partnership Interests and Limited Partners
The Company may cause our operating partnership to issue additional units or other partnership interests and to admit additional limited partners to our operating partnership from time to time, on such terms and conditions and for such capital contributions as the Company may establish in the Company’s sole and absolute discretion, without the approval or consent of any limited partner.
The partnership agreement authorizes our operating partnership to issue common units and LTIP units, and our operating partnership may issue additional partnership interests in one or more additional classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing units) as the Company may determine, in the Company’s sole and absolute discretion, without the approval of any limited partner or any other person. Without limiting the generality of the foregoing, the Company may specify, as to any such class or series of partnership interest:
•the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interest;
•the right of each such class or series of partnership interest to share, on a junior, senior or pari passu basis, in distributions;
•the rights of each such class or series of partnership interest upon dissolution and liquidation of our operating partnership;
•the voting rights, if any, of each such class or series of partnership interest; and
•the conversion, redemption or exchange rights applicable to each such class or series of partnership interest.
If the Company issues shares of preferred stock, the Company anticipates that the Company will contribute the net proceeds of such issuance to our operating partnership in exchange for preferred units with substantially similar distribution rights.
Ability to Engage in Other Businesses; Conflicts of Interest
The Company may not conduct any business other than in connection with the ownership, acquisition and disposition of partnership interests, the management of the business and affairs of our operating partnership, the Company’s operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, the Company’s operations as a REIT, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, financing or refinancing of any type related to our operating partnership or its assets or activities and such activities as are incidental to those activities discussed above. In general, the Company must contribute any assets or funds that the Company acquires to our operating partnership in exchange for additional partnership interests. The Company may, however, in the Company’s sole and absolute discretion, from time to time hold or acquire assets in the Company’s own name or otherwise other than through our operating partnership so long as the Company takes commercially reasonable measures to ensure that the economic benefits and burdens of such property are otherwise vested in our operating partnership.
Distributions
Our operating partnership will make distributions at such times and in such amounts, as the Company may in the Company’s sole and absolute discretion determine:
•first, with respect to any partnership interests that are entitled to any preference in distribution, in accordance with the rights of the holders of such class(es) or series of partnership interest, and, within each such class, among the holders of such class pro rata in proportion to their respective percentage interests of such class; and
•second, with respect to any partnership interests that are not entitled to any preference in distribution, including the common units and, except as described below under “—LTIP Units” with respect to liquidating distributions and as may be provided in the Company’s 2011 Equity Incentive Award Plan, or the 2011 Plan, or any other incentive award plan, or any applicable award agreement, the LTIP units, in accordance with the rights of the holders of such class(es) or series of partnership interest, and, within each such class, among the holders of each such class, pro rata in proportion to their respective percentage interests of such class.
Exculpation and Indemnification of General Partner
The partnership agreement provides that the Company is not liable to our operating partnership or any partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by our operating partnership or any limited partner, except for liability for the Company’s intentional harm or gross negligence. The partnership agreement also provides that any obligation or liability in the Company’s capacity as the general partner of our operating partnership that may arise at any time under the partnership agreement or any other instrument, transaction or undertaking contemplated by the partnership agreement will be satisfied, if at all, out of the Company’s assets or the assets of our operating partnership only, and no such obligation or liability will be personally binding upon any of the Company’s directors, stockholders, officers, employees or agents.
In addition, the partnership agreement requires our operating partnership to indemnify the Company, the Company’s directors and officers, officers of our operating partnership and any other person designated by the Company against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, that relate to the operations of our operating partnership, unless (1) an act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (2) such person actually received an improper personal benefit in violation or breach of any provision of the partnership agreement or (3) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful. Our operating partnership must also pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification. Our operating partnership will not indemnify or advance funds to any person with respect to any action initiated by the person seeking indemnification without the Company’s approval (except for any proceeding brought to enforce such person’s right to indemnification under the partnership agreement) or if the person is found to be liable to our operating partnership on any portion of any claim in the action.
Business Combinations and Dissolution of Our Operating Partnership
Subject to the limitations on the transfer of the Company’s interest in our operating partnership described in “—Transfers of Partnership Interests—Restrictions on Transfers by the General Partner,” the Company generally has the exclusive power to cause our operating partnership to merge, reorganize, consolidate, sell all or substantially all of its assets or otherwise combine its assets with another entity. The Company may also elect to dissolve our operating partnership without the consent of any limited partner. However, in connection with the acquisition of properties from persons to whom our operating partnership issues units or other partnership interests as part of the purchase price, in order to preserve such persons’ tax deferral, our operating partnership may contractually agree, in general, not to sell or otherwise transfer the properties for a specified period of time, or in some instances, not to sell or otherwise transfer the properties without compensating the sellers of the properties for their loss of the tax deferral.
Redemption Rights of Qualifying Parties
Beginning 14 months after first becoming a holder of common units, each limited partner and some assignees of limited partners will have the right, subject to the terms and conditions set forth in the partnership agreement, to require our operating partnership to redeem all or a portion of the common units held by such limited partner or assignee in exchange for a cash amount per common unit equal to the value of one share of the Company’s common stock, determined in accordance with and subject to adjustment under the partnership agreement. Our operating partnership’s obligation to redeem common units does not arise and is not binding against our operating partnership until the sixth business day after the Company receives the holder’s notice of redemption or, if earlier, the day the Company notifies the holder seeking redemption that the Company has declined to acquire some or all of the common units tendered for redemption. If the Company does not elect to acquire the common units tendered for redemption in exchange for shares of the Company’s common stock (as described below), our operating partnership must deliver the cash redemption amount on or before the tenth business day after the Company receives the holder’s notice of redemption.
On or before the close of business on the fifth business day after a holder of common units gives notice of redemption to the Company, the Company may, in the Company’s sole and absolute discretion but subject to the restrictions on the ownership and transfer of the Company’s stock set forth in the Company’s charter and described in “Restrictions on Ownership and Transfer,” elect to acquire some or all of the common units tendered for redemption from the tendering party in exchange for shares of the Company’s common stock, based on an exchange ratio of one share of common stock for each common unit, subject to adjustment as provided in the partnership agreement. The partnership agreement does not require the Company to register, qualify or list any shares of common stock issued in exchange for common units with the Securities and Exchange Commission, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange.
Transfers of Partnership Interests
Restrictions on Transfers by Limited Partners
Until the expiration of 14 months after the date on which a limited partner first acquires a partnership interest, the limited partner generally may not directly or indirectly transfer all or any portion of its partnership interest without the Company’s consent, which the Company may give or withhold in the Company’s sole and absolute discretion, except for certain permitted transfers to certain affiliates, family members and charities, and certain pledges of partnership interests to lending institutions in connection with bona fide loans. After the expiration of 14 months after the date on which a limited partner first acquires a partnership interest, the limited partner will have the right to transfer all or any portion of its partnership interest without the Company’s consent to any person that is an “accredited investor,” within the meaning set forth in Rule 501 promulgated under the Securities Act, upon ten business days prior notice to the Company, subject to the satisfaction of conditions specified in the partnership agreement, including minimum transfer requirements and the Company’s right of first refusal.
Restrictions on Transfers by the General Partner
Except as described below, any transfer of all or any portion of the Company’s interest in our operating partnership, whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise, must be approved by the consent of a majority in interest of the limited partners (excluding the Company and any limited partner 50% or more of whose equity is owned, directly or indirectly, by the Company). Subject to the rights of the Company’s stockholders and the limited partners of our operating partnership to approve certain direct or indirect transfers of the Company’s interests in our operating partnership described below and the rights of holders of any class or series of partnership interest, the Company may transfer all (but not less than all) of the Company’s general partnership interest without the consent of the limited partners, voting as a separate class, in connection with a merger, consolidation or other combination of the Company’s assets with another entity, a sale of all or substantially all of the Company’s assets or a reclassification, recapitalization or change in any outstanding shares of the Company’s stock if:
•in connection with such event, all of the limited partners will receive or have the right to elect to receive, for each common unit, the greatest amount of cash, securities or other property paid to a holder of one share of the Company’s common stock (subject to adjustment in accordance with the partnership agreement) in the transaction and, if a purchase, tender or exchange offer is made and accepted by holders of the Company’s common stock in connection with the event, each holder of common units receives, or has the right to elect to receive, the greatest amount of cash, securities or other property that the holder would have received if it had exercised its redemption right and received shares of the Company’s common stock in exchange for its common units immediately before the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer; or
•substantially all of the assets of our operating partnership will be owned by a surviving entity (which may be our operating partnership) in which the limited partners of our operating partnership holding common units immediately before the event will hold a percentage interest based on the relative fair market value of the net assets of our operating partnership and the other net assets of the surviving entity immediately before the event, which interest will be on terms that are at least as favorable as the terms of the common units in effect immediately before the event and as those applicable to any other limited partners or non-managing members of the surviving entity and will include a right to redeem interests in the surviving entity for the consideration described in the preceding bullet or cash on similar terms as those in effect with respect to the common units immediately before the event, or, if common equity securities of the person controlling the surviving entity are publicly traded, such common equity securities.
The Company may also transfer all (but not less than all) of the Company’s interest in our operating partnership to a controlled affiliate of the Company’s without the consent of any limited partner, subject to the rights of holders of any class or series of partnership interest.
The Company may not, without prior “partnership approval,” directly or indirectly transfer all or any portion of the Company’s interest in our operating partnership, before the later of the death of Mr. Rady and the death of his wife, in connection with a merger, consolidation or other combination of the Company’s assets with another entity, a sale of all or substantially all of the Company’s assets, a reclassification, recapitalization or change in any outstanding shares of the Company’s stock or other outstanding equity interests or an issuance of shares of the Company’s stock, in any case that requires approval by the Company’s common stockholders. The “partnership approval” requirement is satisfied, with respect to such a transfer, when the sum of the (1) the percentage interest of limited partners consenting to the transfer of the Company’s interest, plus (2) the product of (a) the percentage of the outstanding common units held by the Company multiplied by (b) the percentage of the votes that were cast in favor of the event by the Company’s common stockholders equals or exceeds the percentage required for the Company’s common stockholders to approve the event resulting in the transfer. Limited partners will be entitled to cast one vote for each common unit or LTIP unit, subject to adjustment under the partnership agreement.
In addition, any transferee of our interest in our operating partnership must be admitted as a general partner of our operating partnership, assume, by operation of law or express agreement, all of the Company’s obligations as general partner under the partnership agreement, accept all of the terms and conditions of the partnership agreement and execute such instruments as may be necessary to effectuate the transferee’s admission as a general partner.
The Company may not voluntarily withdraw as the general partner of our operating partnership without the consent of a majority in interest of the limited partners (excluding the Company and any limited partner 50% or more of whose equity is owned, directly or indirectly, by the Company) other than upon the transfer of the Company’s entire interest in our operating partnership and the admission of the Company’s successor as a general partner of our operating partnership.

LTIP Units
Our operating partnership is authorized to issue a class of units of partnership interest designated as LTIP units. The Company may cause our operating partnership to issue LTIP units to persons who provide services to or for the benefit of our operating partnership, for such consideration or for no consideration as the Company may determine to be appropriate, and the Company may admit such persons as limited partners of the Company’s operating partnership, without the approval or consent of any limited partner. Further, the Company may cause our operating partnership to issue LTIP units in one or more classes or series, with such terms as the Company may determine, without the approval or consent of any limited partner. LTIP units may be subject to vesting, forfeiture and restrictions on transfer and receipt of distributions pursuant to the terms of any applicable equity-based plan and the terms of the 2011 Plan or any other award agreement relating to the issuance of the LTIP units.
Conversion Rights
Vested LTIP units are convertible at the option of each limited partner and some assignees of limited partners into common units, upon notice to the Company and our operating partnership, to the extent that the capital account balance of the LTIP unitholder with respect to all of his or her LTIP units is at least equal to the Company’s capital account balance with respect to an equal number of common units. The Company may cause our operating partnership to convert vested LTIP units eligible for conversion into an equal number of common units at any time, upon at least 10 and not more than 60 days’ notice to the holder of the LTIP units.
If the Company or our operating partnership is party to a transaction, including a merger, consolidation, sale of all or substantially all of the Company’s assets or other business combination, as a result of which common units are exchanged for or converted into the right, or holders of common units are otherwise entitled, to receive cash, securities or other property (or any combination thereof), the Company must cause our operating partnership to convert any vested LTIP units then eligible for conversion into common units immediately before the transaction, taking into account any special allocations of income that would be made as a result of the transaction. Our operating partnership must use commercially reasonable efforts to cause each limited partner (other than a party to such a transaction or an affiliate of such a party) holding LTIP units that will be converted into common units in such a transaction to be afforded the right to receive the same kind and amount of cash, securities and other property (or any combination thereof) for such common units that each holder of common units receives in the transaction.
Transfer
Unless the 2011 Plan, any other applicable equity-based plan or the terms of an award agreement specify additional restrictions on transfer of LTIP units, LTIP units are transferable to the same extent as common units, as described above in “—Transfers of Partnership Interests.”
Voting Rights
Limited partners holding LTIP units are entitled to vote together with limited partners holding common units on all matters on which limited partners holding common units are entitled to vote or consent, and may cast one vote for each LTIP unit so held.
Adjustment of LTIP Units
If our operating partnership takes certain actions, including making a distribution of units on all outstanding common units, combining or subdividing the outstanding common units into a different number of common units or reclassifying the outstanding common units, the Company must adjust the number of outstanding LTIP units or subdivide or combine outstanding LTIP units to maintain a one-for-one conversion ratio and economic equivalence between common units and LTIP units.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF THE COMPANY’S CHARTER AND BYLAWS
The following summary of certain provisions of Maryland law and the Company’s charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Company’s charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information; Incorporation by Reference.”
The Company’s Board of Directors
The Company’s charter and bylaws provide that the number of directors of the Company may be established, increased or decreased only by a majority of the Company’s entire board of directors but may not be fewer than the minimum number required under the MGCL nor, unless the Company’s bylaws are amended, more than 15.
The Company has elected by a provision of its charter to be subject to a provision of Maryland law requiring that, except as otherwise provided in the terms of any class or series of the Company’s stock, vacancies on the Company’s board of directors may be filled only by the remaining directors and that any individual elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor is duly elected and qualifies.
Removal of Directors
The Company’s charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in the Company’s charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of the Company’s board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:
•any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of, directly or indirectly, 10% or more of the voting power of the then-outstanding voting stock of the corporation.
A person is not an interested stockholder if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.
After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. The Company’s board of directors has, by board resolution, elected to opt out of the business combination provisions of the MGCL. However, we cannot assure you that the Company’s board of directors will not opt to be subject to such business combination provisions in the future. Notwithstanding the foregoing, an alteration or repeal of this resolution will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.
Control Share Acquisitions
The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, generally, but excluding shares held (or entitled to be voted) by: (1) the person who has made or proposes to make the control share acquisition, (2) any officer of the corporation or (3) any employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges:
•one-tenth or more but less than one-third;
•one-third or more but less than a majority; or
•a majority or more of all voting power.
Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation before the acquisition of control shares.

The Company’s bylaws contain a provision exempting from the control share acquisition statute any and all control share acquisitions by any person of shares of the Company’s stock. The Company’s board of directors may amend or eliminate this provision at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:
•a classified board;
•a two-thirds vote requirement for removing a director;
•a requirement that the number of directors be fixed only by vote of the directors;
•a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or
•a majority requirement for the calling of a special meeting of stockholders.
The Company has elected by a provision in its charter to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on the Company’s board of directors. Through provisions in the Company’s charter and bylaws unrelated to Subtitle 8, the Company already (1) requires a two-thirds vote for the removal of any director from the board, which removal must be for cause, (2) vests in the board the exclusive power to fix the number of directorships, subject to limitations set forth in the Company’s charter and bylaws, and (3) requires, unless called by the chairman of the Company’s board of directors, the Company’s president, the Company’s chief executive officer or the Company’s board of directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting to consider and vote on any matter that may properly be considered at a meeting of stockholders. The Company has not elected to create a classified board. In the future, the Company’s board of directors may elect, without stockholder approval, to create a classified board or adopt one or more of the other provisions of Subtitle 8.
Amendments to the Company’s Charter and Bylaws
Other than amendments to certain provisions of the Company’s charter described below and amendments permitted to be made without stockholder approval under Maryland law or by a specific provision in the charter, the Company’s charter may be amended only if such amendment is declared advisable by the Company’s board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. The provisions of the Company’s charter relating to the removal of directors or specifying that the Company’s stockholders may act without a meeting only by unanimous consent, or the provision specifying the vote required to amend such provisions, may be amended only if such amendment is declared advisable by the Company’s board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter. The Company’s board of directors has the exclusive power to adopt, alter or repeal any provision of the Company’s bylaws or to make new bylaws.
Transactions Outside the Ordinary Course of Business
The Company generally may not merge with or into, convert into or consolidate with another company, sell all or substantially all of the Company’s assets or engage in a statutory share exchange unless such transaction is declared advisable by the Company’s board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. In addition, to the extent that such a merger, conversion, consolidation, sale of assets of statutory share exchange would require the approval of the Company’s stockholders, such transaction may also require the approval of the limited partners of our operating partnership. See “Description of the Partnership Agreement of American Assets Trust, L.P.—Transfers of Partnership Interests—Restrictions on Transfers by the General Partner.”

Dissolution of the Company
The dissolution of the Company must be declared advisable by a majority of the Company’s entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.
Meetings of Stockholders
Under the Company’s bylaws, annual meetings of stockholders must be held each year at a date, time and place determined by the Company’s board of directors. Special meetings of stockholders may be called by the chairman of the Company’s board of directors, the Company’s chief executive officer, the Company’s president and the Company’s board of directors. Additionally, subject to the provisions of the Company’s bylaws, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by the Company’s secretary upon the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter at such meeting who have requested the special meeting in accordance with the procedures specified in the Company’s bylaws and provided the information and certifications required by the Company’s bylaws. Only matters set forth in the notice of a special meeting of stockholders may be considered and acted upon at such a meeting.
Advance Notice of Director Nominations and New Business
The Company’s bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:
•pursuant to the Company’s notice of the meeting;
•by or at the direction of the Company’s board of directors; or
•by a stockholder who was a stockholder of record both at the time of giving of the notice required by the Company’s bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has provided the information and certifications required by the advance notice procedures set forth in the Company’s bylaws.
The Company’s bylaws provide that, with respect to special meetings of stockholders, only the business specified in the Company’s notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to the Company’s board of directors may be made only:
•by or at the direction of the Company’s board of directors; or
•provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving of the notice required by the Company’s bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has provided the information and certifications required by the advance notice procedures set forth in the Company’s bylaws.
The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford the Company’s board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by the Company’s board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting the Company’s stockholder meetings.
Anti-takeover Effect of Certain Provisions of Maryland Law and the Company’s Charter and Bylaws
The restrictions on ownership and transfer of the Company’s stock, the provisions of the Company’s charter regarding the removal of directors, the exclusive power of the Company’s board of directors to fill vacancies on the board and the advance notice provisions of the Company’s bylaws could delay, defer or prevent a transaction or a change of control of Company that might involve a premium price for holders of the Company’s common stock or otherwise be in their best interests. Likewise, if the Company’s board of directors were to opt in to the business combination provisions of the MGCL or the provisions of Subtitle 8 of Title 3 of the MGCL providing for a classified board of directors, or if the provision in Company’s bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Company’s charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•the act or omission of the director or officer was material to the matter giving rise to the proceeding and:
•was committed in bad faith; or
•was the result of active and deliberate dishonesty;
•the director or officer actually received an improper personal benefit in money, property or services; or
•in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.
In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of:
•a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct.
The Company’s charter and bylaws obligate the Company, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the individual’s ultimate entitlement to indemnification to:
•any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•any individual who, while a director or officer of the Company and at the Company’s request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.
The Company’s charter and bylaws also permit it, with the approval of the Company’s board of directors, to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.
The Company has entered into indemnification agreements with each of the Company’s executive officers and directors whereby the Company has agreed to indemnify such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that, upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director.
The partnership agreement also provides that the Company, as general partner, and the Company’s directors, officers, employees, agents and designees are indemnified to the extent provided therein. See “Description of the Partnership Agreement of American Assets Trust, L.P.—Exculpation and Indemnification of General Partner.”
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Restrictions on Ownership and Transfer of the Company’s Stock
Subject to certain exceptions, the Company’s charter provides that no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 7.275% (in value or number of shares, whichever is more restrictive) of the outstanding shares of the Company’s common stock or more than 7.275% in value of the aggregate outstanding shares of the Company’s stock. For a fuller description of this and other restrictions on ownership and transfer of the Company’s stock, see “Restrictions on Ownership and Transfer.”
REIT Qualification
The Company’s charter provides that the Company’s board of directors may revoke or otherwise terminate the Company’s REIT election, without approval of the Company’s stockholders, if it determines that it is no longer in the Company’s best interest to continue to be qualified as a REIT.

FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and the acquisition, ownership and disposition of our capital stock or our operating partnership’s debt securities. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. For purposes of this discussion, references to “we,” “our” and “us” mean only American Assets Trust, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:
•the Code;
•current, temporary and proposed Treasury Regulations promulgated under the Code;
•the legislative history of the Code;
•administrative interpretations and practices of the IRS; and
•court decisions;
in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders and the holders of the operating partnership’s debt securities. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in us, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the purchase, ownership or disposition of our capital stock or our operating partnership’s debt securities, or our election to be taxed as a REIT.
You are urged to consult your tax advisor regarding the tax consequences to you of:
•the purchase, ownership and disposition of our capital stock or our operating partnership’s debt securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;
•our election to be taxed as a REIT for U.S. federal income tax purposes; and
•potential changes in applicable tax laws.
Taxation of Our Company
General. We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2011. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.
Latham & Watkins LLP has acted as our tax counsel in connection with the filing of this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ended December 31, 2011, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.
Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:
•First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.
•Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.
•Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.
•Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.
•Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.
•Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.
•Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.
•Ninth, our subsidiaries that are C corporations and are not qualified REIT subsidiaries, including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.
•Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described below under “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.
•Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.
•Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.
We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.
Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:
(1)that is managed by one or more trustees or directors;
(2)that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;
(4)that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;
(5)that is beneficially owned by 100 or more persons;
(6)not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and
(7)that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.
The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the heading “Restrictions on Ownership and Transfer.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, then except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”
In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.
Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in “—Tax Aspects of Our Operating Partnership and the Subsidiary Partnerships and Limited Liability Companies.”
We have control of our operating partnership and the subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”
Ownership of Interests in Taxable REIT Subsidiaries. We and our operating partnership own interests in a company that has elected, together with us, to be treated as our taxable REIT subsidiary, and we may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “—Asset Tests.” Taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. See “—Annual Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.
Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
•The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if we earned such amounts directly;
•Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;
•Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and
•We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants, without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”
A portion of our rental income is derived from the lease of our hotel property to our taxable REIT subsidiary. In order for the rent payable under this lease to constitute “rents from real property,” the lease must be respected as a true lease for U.S. federal income tax purposes and must not be treated as a service contract, joint venture, or some other type of arrangement. We believe that this lease is a true lease for U.S. federal income tax purposes. However, this determination is inherently a question of fact, and we cannot assure you that the IRS will not successfully assert a contrary position. If this lease is not respected as a true lease, part or all of the payments that we receive as rent from our taxable REIT subsidiary with respect to such lease may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we may not be able to satisfy either the 75% or 95% gross income test and, as a result, could fail to qualify as a REIT.

Also, our taxable REIT subsidiary may not operate or manage a lodging facility or provide rights to any brand name under which any lodging facility is operated. However, rents we receive from a lease of a hotel to our taxable REIT subsidiary will constitute “rents from real property” if the following conditions are satisfied:
•First, the hotel must be a “qualified lodging facility.” A qualified lodging facility is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. Accordingly, we are not permitted to have gambling or wagering activity on the premises of our hotel property or to earn income from gambling or wagering activities; and
•Second, the hotel must be managed by an “eligible independent contractor.” An eligible independent contractor is an independent contractor that, at the time the management contract is entered into, is actively engaged in the trade or business of operating qualified lodging facilities for any person not related to us or any of our taxable REIT subsidiaries. For this purpose, an independent contractor means any person (1) that does not own (taking into account relevant attribution rules) more than 35% of our capital stock, and (2) with respect to which no person or group owning directly or indirectly (taking into account relevant attribution rules) 35% or more of our capital stock owns 35% or more directly or indirectly (taking into account relevant attribution rules) of the ownership interest.
We believe that our hotel property is a qualified lodging facility, and that the hotel manager engaged by our taxable REIT subsidiary to manage the hotel is an eligible independent contractor. Furthermore, while we monitor the activities of the eligible independent contractor to maximize the value of our hotel investment, neither we nor our taxable REIT subsidiary lessee directly or indirectly operates or manages our hotel. Thus, we believe that the rents we derive from our taxable REIT subsidiary with respect to the lease of our hotel property qualify as “rents from real property.”
We generally do not intend, and, as the general partner of our operating partnership, we do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. For example, as described in this prospectus under the heading “Restrictions on Ownership and Transfer,” an excepted holder limit was established for Mr. Rady and his affiliates in excess of the ownership limit. Because Mr. Rady and his affiliates own 10% or more of our capital stock and 10% or more of the voting power or value of all classes of stock of certain of our tenants, the rents payable by such tenants do not qualify as “rents from real property” and, therefore, do not qualify under the 95% and 75% gross income tests described above. We believe, however, that we are able to satisfy the REIT gross income tests notwithstanding our receipt of such nonqualifying rental income. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.
Income we receive that is attributable to the rental of parking spaces at the properties generally will constitute rents from real property for purposes of the gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking spaces will meet these tests and, accordingly, will constitute rents from real property for purposes of the gross income tests.
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except that our allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property).
We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:
•following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and
•our failure to meet these tests was due to reasonable cause and not due to willful neglect.
It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See “—Failure to Qualify” below. As discussed above in “—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Prohibited Transaction Income. Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the general partner of our operating partnership, we intend to cause our operating partnership to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit our operating partnership or its subsidiary partnerships, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.

Penalty Tax. Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.
We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions referenced above.
As described above under “—Income Tests,” our taxable REIT subsidiary pays rent to us. We believe the rent payable to us by our taxable REIT subsidiary is at arm’s length rates. In addition, from time to time our taxable REIT subsidiary may provide services to our tenants. We believe we have set, and we intend to set in the future, any fees paid to our taxable REIT subsidiary for such services, and any rent payable to us by our taxable REIT subsidiary, at arm’s length rates, although the amounts paid may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.
Asset Tests. At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.
Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.
Fourth, not more than 20% (25% for taxable years beginning before January 1, 2018) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We and our operating partnership own interests in a company that has elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10%

voting power limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 20% (25% for taxable years beginning before January 1, 2018) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.
Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or qualified REIT subsidiary) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise any redemption/exchange rights. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.
Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our operating partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.
Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:
•90% of our REIT taxable income; and
•90% of our after-tax net income, if any, from foreclosure property; minus
•the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.
In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “—General.”
Except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships (including our operating partnership) are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. Our operating partnership has made this election and we believe that we or any of our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.
We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a publicly offered REIT. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as the general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.
We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.
Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.
Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.
For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.
Like-Kind Exchanges. We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.
Tax Liabilities and Attributes Inherited in Connection with Acquisitions. From time to time, we or our operating partnership may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under “—General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.
Moreover, we or one of our subsidiaries may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we or our subsidiary, as applicable, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the preceding paragraph generally would apply. If such REIT failed to qualify as a REIT for any of its taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT’s assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT’s tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during the five-year period following such REIT’s requalification as a REIT, subject to certain exceptions. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described above under “—Prohibited Transaction Income”).
Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.
Failure to Qualify. If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Tax Aspects of Our Operating Partnership and the Subsidiary Partnerships and Limited Liability Companies
General. All of our investments are held indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of the assets of its subsidiary partnerships, based on our capital interests in each such entity. See “—Taxation of Our Company—Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity (e.g., our operating partnership) for all purposes under the Code, including all REIT qualification tests.
Entity Classification. Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that our operating partnership or any subsidiary partnership will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Taxation of Our Company—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership or a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe our operating partnership and each of the subsidiary partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.
Allocations of Items of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of our operating partnership and any subsidiaries that are treated as partnerships for U.S. federal income tax purposes are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.
Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
Our operating partnership may, from time to time, acquire interests in property in exchange for interests in our operating partnership. In that case, the tax basis of these property interests generally will carry over to our operating partnership, notwithstanding their different book (i.e., fair market) value. The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in clause (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Taxation of Our Company—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”
Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.
Partnership Audit Rules. Under current tax law, subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest, including our operating partnership, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our capital stock.
Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and Our Operating Partnership’s Debt Securities
The following discussion is a summary of the material U.S. federal income tax consequences to you of purchasing, owning and disposing of our capital stock or our operating partnership’s debt securities. This discussion is limited to holders who hold our capital stock or our operating partnership’s debt securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•U.S. expatriates and former citizens or long-term residents of the United States;
•U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•persons holding our capital stock or our operating partnership’s debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies, and other financial institutions;
•REITs or regulated investment companies;
•brokers, dealers or traders in securities;
•“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock or our operating partnership’s debt securities being taken into account in an applicable financial statement;
•persons deemed to sell our capital stock or our operating partnership’s debt securities under the constructive sale provisions of the Code;
•tax-qualified retirement plans; and
•persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR OUR OPERATING PARTNERSHIP’S DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock or our operating partnership’s debt securities that, for U.S. federal income tax purposes, is or is treated as:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock or our operating partnership’s debt securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.
If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or our operating partnership’s debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or our operating partnership’s debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
Taxation of Taxable U.S. Holders of Our Capital Stock
Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.
To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by such amount, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.
U.S. holders that receive taxable stock distributions, including distributions partially payable in our capital stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our capital stock generally is equal to the amount of cash that could have been received instead of the capital stock. Depending on the circumstances of a U.S. holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the capital stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. holder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. holder that receives capital stock pursuant to such distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.
Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will generally be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.
Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:
•include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;
•be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;
•receive a credit or refund for the amount of tax deemed paid by it;
•increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and
•in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.
Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange of our capital stock by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Capital Stock. Except as described below under “—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us,” if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains. The deductibility of capital losses is subject to limitations.
Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “—Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:
•is “substantially disproportionate” with respect to the U.S. holder,
•results in a “complete redemption” of the U.S. holder’s stock interest in us, or
•is “not essentially equivalent to a dividend” with respect to the U.S. holder, all within the meaning of Section 302(b) of the Code.
In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.
If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.
If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Capital Stock.”
Tax Rates. The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.

Taxation of Tax-Exempt Holders of Our Capital Stock
Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income, or UBTI, to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.
For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts. ” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.
Taxation of Non-U.S. Holders of Our Capital Stock
The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the purchase, ownership and disposition of shares of our capital stock, including any reporting requirements.
Distributions Generally. Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:
(1)a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or
(2)the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:
(1)the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or
(2)the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements, or qualified shareholders, are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.
Sale of Our Capital Stock. Except as described below under “—Redemption or Repurchase by Us,” gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. Proposed Treasury Regulations, if finalized, would provide additional guidance for determining whether a REIT is a domestically controlled qualified investment entity and clarify, among other things, that ownership by non-U.S. persons (other than persons treated as United States persons as described in the preceding sentence) will be determined by looking through pass-through entities and certain U.S. corporations. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”
Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:
(1)such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and
(2)such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.
In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such class of stock is “regularly traded” and the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution described in clause (1).
If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Taxation of Non-U.S. Holders of Our Capital Stock—Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “—Sale of Our Capital Stock.”
Taxation of Holders of Our Operating Partnership’s Debt Securities
The following summary describes the material U.S. federal income tax consequences of purchasing, owning and disposing of debt securities issued by our operating partnership. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).
U.S. Holders
Payments of Interest. Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition. A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
Payments of Interest. Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:
•the non-U.S. holder does not, actually or constructively, own 10% or more of our operating partnership’s capital or profits;
•the non-U.S. holder is not a controlled foreign corporation related to our operating partnership through actual or constructive stock ownership; and
•either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.
If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.
If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition. A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Taxation of Holders of Our Operating Partnership’s Debt Securities—Non-U.S. Holders—Payments of Interest”) unless:
•the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or
•the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
U.S. Holders. A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or our operating partnership’s debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:
•the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;
•the holder furnishes an incorrect taxpayer identification number;
•the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or
•the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Non-U.S. Holders. Payments of dividends on our capital stock or interest on our operating partnership’s debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our capital stock or interest on our operating partnership’s debt securities paid to the non-U.S. holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Medicare Contribution Tax on Unearned Income
Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations and capital gains from the sale or other disposition of stock or debt obligations, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or our operating partnership’s debt securities.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA,) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our operating partnership’s debt securities or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our capital stock or our operating partnership’s debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our operating partnership’s debt securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock or debt securities on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or our operating partnership’s debt securities.
Other Tax Consequences
State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or our operating partnership’s debt securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an Event of Default has occurred and is continuing with respect to such series of securities.
we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the Securities and Exchange Commission under the Exchange Act that are incorporated herein by reference.

PLAN OF DISTRIBUTION
We or any of the selling securityholders may sell the offered securities from time to time:
•through underwriters or dealers;
•through agents;
•directly to one or more purchasers; or
•through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Latham & Watkins LLP, San Diego, California. Venable LLP, Baltimore, Maryland, has issued an opinion to us regarding certain matters of Maryland law, including the validity of the securities offered hereby. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of American Assets Trust, Inc. and American Assets Trust, L.P. appearing in American Assets Trust, Inc.’s and American Assets Trust, L.P.’s Annual Report (Form 10-K) for the year ended December 31, 2022, including the schedule appearing therein, and the effectiveness of American Assets Trust, Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS SUPPLEMENT
$250,000,000
Common Stock

We have entered into separate equity distribution agreements with each of Wells Fargo Securities, LLC, BofA Securities, Inc., Jefferies LLC, Mizuho Securities USA LLC and BTIG, LLC, each a sales agent and, collectively, the sales agents, relating to our shares of common stock, $0.01 par value per share, or common stock, offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms of the equity distribution agreements, we may from time to time offer and sell shares of common stock having an aggregate offering price of up to $250,000,000 through the sales agents, as our agents pursuant to this prospectus supplement and the accompanying prospectus.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made by means of ordinary brokers’ transactions, including directly on the New York Stock Exchange, or the NYSE, or sales made to or through a market maker other than on an exchange. The sales agents are not required to sell any specific number or dollar amount of common stock, but as instructed by us will make all sales using commercially reasonable efforts, consistent with their normal trading and sales practices, as our sales agents and subject to the terms of the equity distribution agreements. From time to time during the terms of the equity distribution agreements, we may deliver a placement notice to one of the sales agents specifying the length of the selling period, the amount of shares to be sold and the minimum price below which sales may not be made. Our common stock to which this prospectus supplement relates will be sold only through one sales agent on any given day. The offering of common stock pursuant to the equity distribution agreements will terminate upon the earlier of (1) the sale of common stock having an aggregate offering price of $250,000,000 and (2) the termination of the equity distribution agreements.
The common stock to which this prospectus supplement relates will be offered and sold through the sales agents over a period of time and from time to time in transactions at then-current prices. Each sales agent will be entitled to compensation that will not exceed 2% of the gross sales price per share for any common stock sold through it. In connection with the sale of common stock on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the sales agents may be deemed to be underwriting discounts or commissions.
Our common stock is listed on the NYSE under the symbol “AAT.” On December 19, 2023, the last reported sale price of our common stock on the NYSE was $22.67 per share.
Under the terms of the equity distribution agreements, we also may sell shares to each of the sales agents, each as principal for its own respective account, at a price agreed upon at the time of sale. If we sell shares to a sales agent as principal, we will enter into a separate agreement with the sales agent, setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.
We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes. To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including an ownership limit of 7.275% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock and 7.275% in value of the aggregate of the outstanding shares of all classes and series of our stock. See “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 9 of our Annual Report on Form 10-K for the year ended December 31, 2022 and in our other periodic reports filed with the Securities and Exchange Commission and incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities	BofA Securities	Jefferies

Mizuho		BTIG

The date of this Prospectus Supplement is December 20, 2023.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus in making a decision about whether to invest in our common stock. We have not, and the sales agents have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.
To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference herein or therein, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the Securities and Exchange Commission that adds to, updates or changes information contained in an earlier filing we made with the Securities and Exchange Commission shall be deemed to modify and supersede such information in the earlier filing.
This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus. Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to “we,” “our,” “us” and “our company” refer to American Assets Trust, Inc., a Maryland corporation, American Assets Trust, L.P., and any of our other consolidated subsidiaries. American Assets Trust, L.P. is a Maryland limited partnership of which we are the sole general partner and to which we refer in this prospectus supplement as our operating partnership.

FORWARD-LOOKING INFORMATION
This prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference in each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act). Also, documents we subsequently file with the Securities and Exchange Commission and incorporate by reference will contain forward-looking statements. In particular, statements relating to our liquidity and capital resources, portfolio performance and results of operations contain forward-looking statements. Furthermore, all of the statements regarding future financial performance (including anticipated funds from operations, market conditions and demographics) are forward-looking statements. We are including this cautionary statement to make applicable, and take advantage of, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any such forward-looking statements. We caution investors that any forward-looking statements presented in this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference in each are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions.
Forward-looking statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).
Some of the risks and uncertainties that may cause our actual results, performance, liquidity or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:
•adverse economic or real estate developments in our markets;
•defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants;
•decreased rental rates or increased vacancy rates;
•our failure to generate sufficient cash flows to service our outstanding indebtedness;
•fluctuations in interest rates and increased operating costs;
•our failure to obtain necessary outside financing;
•our inability to develop or redevelop our properties due to market conditions;
•general economic conditions;
•financial market fluctuations;
•risks that affect the general office, retail, multifamily and mixed-use environment;
•the competitive environment in which we operate;
•the impact of epidemics, pandemics, or other outbreaks of illness, disease or virus (such as the outbreak of COVID-19 and its variants) and the actions taken by government authorities and others related thereto, including the ability of our company, our properties and our tenants to operate;
•difficulties in identifying properties to acquire and completing acquisitions;
•our failure to successfully operate acquired properties and operations;

•risks related to joint venture arrangements;
•on-going and/or potential litigation;
•difficulties in completing dispositions;
•conflicts of interests with our officers or directors;
•lack or insufficient amounts of insurance;
•environmental uncertainties and risks related to adverse weather conditions and natural disasters;
•other factors affecting the real estate industry generally;
•limitations imposed on our business and our ability to satisfy complex rules in order for American Assets Trust, Inc. to continue to qualify as a REIT, for U.S. federal income tax purposes; and
•changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Item 1A. Risk Factors” contained herein and in our annual report on Form 10-K for the year ended December 31, 2022.

OUR COMPANY
We are a full service, vertically integrated and self-administered REIT that owns, operates, acquires and develops high quality retail, office, multifamily and mixed-use properties in attractive, high-barrier-to-entry markets in Southern California, Northern California, Washington, Oregon, Texas and Hawaii. As of September 30, 2023, our portfolio was comprised of twelve office properties; twelve retail shopping centers; a mixed-use property consisting of a 369-room all-suite hotel and a retail shopping center; and six multifamily properties. Additionally, as of September 30, 2023, we owned land at three of our properties that we classified as held for development and/or construction in progress. Our core markets include San Diego, California; the San Francisco Bay Area, California; Bellevue, Washington; Portland, Oregon and Oahu, Hawaii.
We are a Maryland corporation that was formed on July 16, 2010, and elected to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2011. We intend to continue operating in a manner that will allow us to maintain our qualification as a REIT for federal income tax purposes. To maintain REIT status, we must meet a number of organizational and operational requirements, including a requirement that we annually distribute at least 90% of our REIT taxable income (excluding capital gains) to our stockholders.
Our principal executive office is located at 3420 Carmel Mountain Road, Suite 100, San Diego, California 92121. Our telephone number is (858) 350-2600. Our website address is www.americanassetstrust.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer	American Assets Trust, Inc., a Maryland corporation.

Securities offered	Common stock with an aggregate offering price of up to $250,000,000.

NYSE symbol	AAT

Use of proceeds
We will contribute the net proceeds of this offering to our operating partnership in exchange for common units of partnership interest in our operating partnership, or common units. Our operating partnership intends to use the net proceeds from this offering to fund our development or redevelopment activities, repay amounts outstanding from time to time under our operating partnership’s unsecured term loan facility, our third amended and restated credit facility, or other debt financing obligations, fund potential acquisition opportunities, and/or for general corporate purposes.

Restrictions on ownership	Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with the requirements for qualification as a REIT. Among other things, our charter provides that, subject to certain exceptions, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended, more than 7.275% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock, or 7.275% in value of the aggregate of the outstanding shares of all classes and series of our stock. See “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Risk factors	Investing in our common stock involves a high degree of risk and the purchasers of our common stock may lose their entire investment. Before deciding to invest in our common stock, please carefully read the section entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K for the year ended December 31, 2022 and our other periodic reports filed with the Securities and Exchange Commission and incorporated by reference herein.

RISK FACTORS
Investing in our common stock involves risks. In addition to other information in this prospectus supplement, you should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2022, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a part of your investment in our common stock. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Forward-Looking Statements.”
Risks Related to this Offering
The market price and trading volume of our common stock may be volatile following this offering.
The per share trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the per share trading price of our common stock declines significantly, you may be unable to resell your shares at or above the purchase price. We cannot assure you that the per share trading price of our common stock will not fluctuate or decline significantly in the future.
Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:
•adverse economic or real estate developments in our markets;
•defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants;
•decreased rental rates or increased vacancy rates;
•our failure to generate sufficient cash flows to service our outstanding indebtedness;
•fluctuations in interest rates and increased operating costs;
•our failure to obtain necessary outside financing;
•our inability to develop or redevelop our properties due to market conditions;
•general economic conditions;
•financial market fluctuations;
•risks that affect the general office, retail, multifamily and mixed-use environment;
•the competitive environment in which we operate;
•the impact of epidemics, pandemics, or other outbreaks of illness, disease or virus (such as the outbreak of COVID-19 and its variants) and the actions taken by government authorities and others related thereto, including the ability of our company, our properties and our tenants to operate;
•difficulties in identifying properties to acquire and completing acquisitions;
•our failure to successfully operate acquired properties and operations;
•risks related to joint venture arrangements;
•on-going and/or potential litigation;

•difficulties in completing dispositions;
•conflicts of interests with our officers or directors;
•lack or insufficient amounts of insurance;
•environmental uncertainties and risks related to adverse weather conditions and natural disasters;
•other factors affecting the real estate industry generally;
•limitations imposed on our business and our ability to satisfy complex rules in order for American Assets Trust, Inc. to continue to qualify as a REIT, for U.S. federal income tax purposes; and
•changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.
In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.
The sales agents and certain of their affiliates may receive benefits in connection with this offering.
Under our operating partnership’s $225 million unsecured term loan facility, an affiliate of Wells Fargo Securities, LLC (a sales agent in this offering) is a lender, an affiliate of Mizuho Securities USA LLC (a sales agent in this offering) is a lender, and such affiliate and Wells Fargo Securities, LLC are each a co-syndication agent, joint lead arranger and joint bookrunner. In addition, affiliates of Wells Fargo Securities, LLC, BofA Securities, Inc. and Mizuho Securities USA LLC (sales agents in this offering) are lenders under our $500 million third amended and restated credit facility, consisting of a revolving line of credit of $400 million and a term loan of $100 million. Under the third amended and restated credit facility, Wells Fargo Securities, LLC acts as joint bookrunner and joint lead arranger, an affiliate of Wells Fargo Securities, LLC acts as syndication agent, BofA Securities, Inc. acts as a joint bookrunner and joint lead arranger, an affiliate of BofA Securities, Inc. acts as administrative agent, and an affiliate of Mizuho Securities USA LLC acts as joint lead arranger and documentation agent. To the extent that we use a portion of the net proceeds of this offering to repay borrowings outstanding under our operating partnership’s unsecured term loan facility from time to time, Wells Fargo Securities, LLC and affiliates of Wells Fargo Securities, LLC and Mizuho Securities LLC would receive their proportionate shares of the unsecured term loan that is repaid. To the extent that we use a portion of the net proceeds of this offering to repay borrowings outstanding under our operating partnership’s third amended and restated credit facility from time to time, Wells Fargo Securities, LLC and an affiliate of Wells Fargo Securities, LLC, BofA Securities, Inc. and an affiliate of BofA Securities, Inc., and an affiliate of Mizuho Securities USA LLC would receive their proportionate shares of any amount of the third amended and restated credit facility that is repaid. These transactions create potential conflicts of interest because the sales agents have an interest in the successful completion of this offering beyond the sales commissions they will receive. These interests may influence the decision regarding the terms and circumstances under which the offering is completed.
Market interest rates may have an effect on the value of our common stock.
One of the factors that will influence the price of our common stock will be the dividend yield on our common stock (as a percentage of the price of our common stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our common stock to expect a higher dividend yield and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of our common stock to decrease.

The number of shares of our common stock available for future issuance or sale could adversely affect the per share trading price of our common stock.
We cannot predict whether future issuances or sales of shares of our common stock or the availability of shares for resale in the open market will decrease the per share trading price of our common stock. The issuance of substantial numbers of shares of our common stock in the public market, or upon exchange of common units, or the perception that such issuances might occur could adversely affect the per share trading price of our common stock. In particular, we entered into a registration rights agreement with various persons who received shares of our common stock and/or common units in our formation transactions, pursuant to which we filed a registration statement and registered shares of our common stock on behalf of the selling stockholders named therein and the holders of shares of our common stock that may be issued in exchange for common units in our operating partnership. As a result, a substantial number of shares may be sold pursuant to the registration rights granted to the parties to such registration rights agreement. The sale of a substantial amount of such shares, or the perception that such a sale may occur, could materially and adversely affect the per share trading price of our common stock.
The exchange of common units for common stock, the exercise of any options or the vesting of any restricted stock granted to certain directors, executive officers and other employees under our equity incentive plan, the issuance of our common stock or common units in connection with future property, portfolio or business acquisitions and other issuances of our common stock could have an adverse effect on the per share trading price of our common stock, and the existence of common units, options, shares of our common stock reserved for issuance as restricted shares of our common stock or upon exchange of common units may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. In addition, future issuances of shares of our common stock may be dilutive to existing stockholders.
You may experience significant dilution as a result of this offering, which may adversely affect the per share trading price of our common stock.
This offering may have a dilutive effect on our earnings per share and funds from operations per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of common or preferred stock, will be based on numerous factors, particularly the use of proceeds and the return generated by such investment, and cannot be determined at this time. Additionally, we are not restricted from issuing additional common stock or issuing preferred stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock or our preferred stock or any substantially similar securities in the future. The per share trading price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that such sales could occur.
Future offerings of debt securities, which would be senior to our common stock upon liquidation, and/or preferred equity securities, which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the per share trading price of our common stock.
In the future, we may attempt to increase our capital resources by making offerings of debt or additional equity securities (or causing our operating partnership to issue debt securities), including medium-term notes, senior or subordinated notes and classes or series of preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock or preferred units of partnership interest in our operating partnership and lenders with respect to other borrowings will be entitled to receive our available assets prior to distribution to the holders of our common stock. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Any shares of preferred stock or preferred units that we issue in the future could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability pay dividends to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the per share trading price of our common stock and diluting their interest in us.
Our ability to pay dividends is limited by the requirements of Maryland law.
Our ability to pay dividends on our common stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter permits otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on our common stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences upon dissolution senior to those of our common stock.

USE OF PROCEEDS
We will contribute the net proceeds of this offering to our operating partnership in exchange for common units. Our operating partnership intends to use the net proceeds from this offering to fund our development or redevelopment activities, repay amounts outstanding from time to time under our operating partnership’s unsecured term loan facility, our third amended and restated credit facility, or other debt financing obligations, fund potential acquisition opportunities, and/or for general corporate purposes.
As of December 20, 2023, the operating partnership has drawn down the entirety of the $225 million unsecured term loan facility, which consists of a term loan of $150 million and a term loan of $75 million. Borrowings under the unsecured term loans, as amended, bear an interest rate equal to, at the operating partnership’s option, either (1) the Secured Overnight Financing Rate, or SOFR, plus a SOFR adjustment and a spread which ranges from 1.20% to 1.90% based on the operating partnership’s consolidated leverage ratio and applicable year of the applicable term loan or (2) a base rate equal to the highest of (a) 0%, (b) the prime rate, (c) the federal funds rate plus 50 bps, or (d) the one-month SOFR, plus a SOFR adjustment and 100 bps plus, in each case, a spread ranging from 0.20% to 0.90% based on the operating partnership’s consolidated leverage ratio and applicable year of the applicable term loan. Each unsecured term loan matures on January 5, 2025, with one, twelve-month extension option, subject to certain conditions. Under the unsecured term loans, an affiliate of Wells Fargo Securities, LLC (a sales agent in this offering) is a lender, an affiliate of Mizuho Securities USA LLC (a sales agent in this offering) is a lender, and such affiliate and Wells Fargo Securities, LLC are each a co-syndication agent, joint lead arranger and joint bookrunner. As a result, Wells Fargo Securities, LLC, its affiliate, and an affiliate of Mizuho Securities USA LLC would receive their proportionate shares of any amount of the unsecured term loan that is repaid with the proceeds of this offering.
As of December 20, 2023, no amounts were outstanding under the $400 million revolving line of credit of our third amended and restated credit facility, or the revolver loan, and we have drawn down the entirety of the $100 million term loan of our third amended and restated credit facility. Borrowings under the third amended and restated credit facility bear interest at floating rates based on, at our option, either (1) the applicable SOFR, plus a SOFR adjustment, and a spread which ranges from 1.05% to 1.50% (with respect to the revolver loan) and 1.20% to 1.70% (with respect to the term loan), in each cased based on the operating partnership’s consolidated leverage ratio or (2) a base rate equal to the highest of (a) the prime rate, (b) the federal funds rate plus 50 bps, (c) a term SOFR screen rate with a term of one month plus 100 bps, or (d) 1.00%, plus a spread which ranges from 0.10% to 0.50% (with respect to the revolver loan) and 0.20% to 0.70% (with respect to the term loan), in each case based on the operating partnership’s consolidated leverage ratio. Under our third amended and restated credit facility, the revolver loan expires on January 5, 2026 with two, six-month extension options, and the term loan expires on January 5, 2027, with no further extension options.
Affiliates of Wells Fargo Securities, LLC, BofA Securities, Inc. and Mizuho Securities USA LLC (sales agents in this offering) are lenders under our third amended and restated credit facility. In addition, under the third amended and restated credit facility, Wells Fargo Securities, LLC acts as joint bookrunner and joint lead arranger, an affiliate of Wells Fargo Securities, LLC acts as syndication agent, BofA Securities, Inc. acts as a joint bookrunner and joint lead arranger, an affiliate of BofA Securities, Inc. acts as administrative agent, and an affiliate of Mizuho Securities USA LLC acts as joint lead arranger and documentation agent. As a result, Wells Fargo Securities, LLC and an affiliate of Wells Fargo Securities, LLC, BofA Securities, Inc. and an affiliate of BofA Securities, Inc., and an affiliate of Mizuho Securities USA LLC would receive their proportionate shares of any amount of our third amended and restated credit facility that is repaid with the proceeds of this offering.
Pending application of cash proceeds, our operating partnership will invest the net proceeds from this offering in interest-bearing accounts and short-term, interest-bearing securities in a manner that is consistent with our intention to maintain our qualification as a REIT.

PLAN OF DISTRIBUTION
We have entered into separate equity distribution agreements with each of Wells Fargo Securities, LLC, BofA Securities, Inc., Jefferies LLC, Mizuho Securities USA LLC and BTIG, LLC for the offer and sale of common stock having an aggregate offering price of up to $250,000,000. We refer to the sales agent selected by us for a sale as the Designated Agent. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange. Under the terms of the equity distribution agreements, we also may sell shares to each of the sales agents as principal for its own account, at a price agreed upon at the time of sale. If we sell shares to a sales agent as principal, we will enter into a separate agreement with the sales agent, setting forth the terms of such transaction, and will describe any such agreement in a separate prospectus supplement or pricing supplement.
The Designated Agent, as our sales agent, will not engage in any transactions that stabilize the price of our common stock.
Upon its acceptance of a placement notice from us, the Designated Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to solicit offers to purchase our common stock under the terms and subject to the conditions set forth in the applicable equity distribution agreement and such placement notice. The placement notice that we deliver will set forth the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one day and the minimum price below which sales may not be made. We will submit a placement notice to only one sales agent relating to the sale of shares of our common stock on any given day. We or the Designated Agent may suspend the offering of common stock upon proper notice and subject to other conditions.
The Designated Agent will provide written confirmation to us no later than the opening of the trading day following the trading day on which shares of common stock were sold under the applicable equity distribution agreement. Each confirmation will include the number of shares of common stock sold on the preceding day, the net proceeds to us and the compensation payable by us to the Designated Agent in connection with the sales.
We will pay the Designated Agent commissions for its services in acting as sales agent and/or principal in the sale of common stock. The Designated Agent will be entitled to compensation of up to 2% of the gross sales price of all common stock sold through it under the applicable equity distribution agreement. We estimate that the total expenses for the offering, excluding compensation payable to the sales agents under the terms of the equity distribution agreements, will be approximately $100,000.00.
In connection with the sale of common stock on our behalf, the Designated Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the Designated Agent may be deemed to be underwriting commissions and discounts. We have agreed to indemnify the sales agents against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the agents may be required to make because of those liabilities.
Settlement of sales of common stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Designated Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Sales of shares of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree upon.
We will report at least quarterly the number of shares of common stock sold through the sales agents under the equity distribution agreements, the net proceeds to us and the compensation paid by us to the sales agents in connection with the sales of our common stock.

The offering of common stock pursuant to the equity distribution agreements will terminate upon the earlier of (1) the sale of common stock having an aggregate offering price of $250,000,000 pursuant to this offering and (2) the termination of the equity distribution agreements. The equity distribution agreements may be terminated by the sales agents or us at any time upon prior written notice, and by the sales agents at any time in certain circumstances, including our failure to maintain a listing of our common stock on the NYSE or the occurrence of a material adverse change in our company.
Under our operating partnership’s unsecured term loan facility, an affiliate of Wells Fargo Securities, LLC (a sales agent in this offering) is a lender, an affiliate of Mizuho Securities USA LLC (a sales agent in this offering) is a lender, and such affiliate and Wells Fargo Securities, LLC are each a co-syndication agent, joint lead arranger and joint bookrunner. In addition, under our operating partnership’s third amended and restated credit facility, Wells Fargo Securities, LLC acts as joint bookrunner and joint lead arranger, an affiliate of Wells Fargo Securities, LLC acts as syndication agent, BofA Securities, Inc. (a sales agent in this offering) acts as a joint bookrunner and joint lead arranger, an affiliate of BofA Securities, Inc. acts as administrative agent, and an affiliate of Mizuho Securities USA LLC acts as joint lead arranger and documentation agent. As described above under “Use of Proceeds,” our operating partnership may use a portion of the net proceeds from this offering to repay the borrowings outstanding under our operating partnership’s unsecured term loan facility and/or our third amended and restated credit facility. To the extent that we use a portion of the net proceeds of this offering to repay borrowings outstanding under our operating partnership’s unsecured term loan facility from time to time, Wells Fargo Securities, LLC and affiliates of Wells Fargo Securities, LLC and Mizuho Securities LLC would receive their proportionate shares of the unsecured term loan that is repaid. To the extent that we use a portion of the net proceeds of this offering to repay borrowings outstanding under our operating partnership’s third amended and restated credit facility from time to time, Wells Fargo Securities, LLC and an affiliate of Wells Fargo Securities, LLC, BofA Securities, Inc. and an affiliate of BofA Securities, Inc., and an affiliate of Mizuho Securities USA LLC would receive their proportionate shares of any amount of the third amended and restated credit facility that is repaid. As of December 20, 2023, our operating partnership has drawn down the entirety of its $225 million unsecured term loans, we have drawn down the entirety of the $100 million term loan of our third amended and restated credit facility and no amounts were outstanding under the $400 million revolving line of credit of our amended and restated credit facility.
The sales agents and their affiliates have engaged in, and may in the future engage in, investment banking, lending and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the sales agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Latham & Watkins LLP, and for the sales agents by Hogan Lovells US LLP. Venable LLP will pass upon the validity of the shares of common stock sold in this offering and certain other matters under Maryland law.
EXPERTS
The consolidated financial statements of American Assets Trust, Inc. and American Assets Trust, L.P. appearing in American Assets Trust, Inc.’s and American Assets Trust, L.P.'s Annual Report (Form 10-K) for the year ended December 31, 2022, including the schedule appearing therein, and the effectiveness of American Assets Trust, Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE
The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the Securities and Exchange Commission, modifies or replaces this information. We incorporate by reference the following documents we filed with the Securities and Exchange Commission:
•The Annual Report on Form 10-K of American Assets Trust, Inc. and American Assets Trust, L.P. for the year ended December 31, 2022, filed with the Securities and Exchange Commission on February 10, 2023.
•The Quarterly Reports on Form 10-Q of American Assets Trust, Inc. and American Assets Trust, L.P. for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the Securities and Exchange Commission on April 28, 2023, July 28, 2023 and October 27, 2023, respectively.
•The Current Report on Form 8-K of American Assets Trust, Inc. and American Assets Trust, L.P., filed with the Securities and Exchange Commission on January 5, 2023, and the Current Reports on Form 8-K of American Assets Trust, Inc., filed with the Securities and Exchange Commission on June 5, 2023 and July 25, 2023.
•The portions of the Definitive Proxy Statement on Schedule 14A of American Assets Trust, Inc., filed with the Securities and Exchange Commission on April 7, 2023, incorporated by reference in the Annual Report on Form 10-K of American Assets Trust, Inc. and American Assets Trust, L.P. for the year ended December 31, 2022.
•The description of American Assets Trust, Inc.’s common stock contained in the registration statement on Form 8-A of American Assets Trust, Inc., filed with the Securities and Exchange Commission on January 11, 2011, and any amendment or report filed with the Securities and Exchange Commission for the purpose of updating the description.
•All documents filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the underlying securities.
To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Securities and Exchange Commission, such information or exhibit is specifically not incorporated by reference in this prospectus supplement and the accompanying prospectus.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request should be addressed to American Assets Trust, Inc., 3420 Carmel Mountain Road, Suite 100, San Diego, California 92121, Attention: General Counsel or by telephone at (858) 350-2600.

$250,000,000
Common Stock

PROSPECTUS SUPPLEMENT

Wells Fargo Securities

BofA Securities

Jefferies

Mizuho

BTIG
December 20, 2023

PROSPECTUS SUPPLEMENT
American Assets Trust, Inc.
22,178,095 Shares of Common Stock

This prospectus supplement and the accompanying prospectus relates to (1) the possible issuance of shares of common stock of American Assets Trust, Inc., a Maryland corporation (“we” or “our”), to the holders of common units representing common limited partnership interests in American Assets Trust, L.P., our operating partnership, and the possible resale of shares of common stock by such holders from one or more sellers in the open market, (2) the possible resale by Insurance Company of the West of 400,000 shares of our common stock issued in a private placement on September 12, 2014 and (3) the possible resale by Explorer Insurance Company of 200,000 shares of our common stock issued in a private placement on March 9, 2015. Holders of common limited partnership units identified in this prospectus supplement were issued such units in a private placement transaction and are entitled to tender their common units to our operating partnership for cash redemption. We may elect to exchange such tendered units for shares of our common stock on a one-for-one basis. We will not receive any of the proceeds from the issuance of the common stock to the holder or from the resale of the shares by the holders.
You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement is not complete without, and may not be delivered or used except in conjunction with, the prospectus, including any amendments or supplements to it. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information provided by this prospectus supplement supplements information contained in the prospectus.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 5 of the prospectus as well as the risk factors relating to our business that are incorporated by reference in the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is December 20, 2023.
S-1

The section entitled “Selling Security holders” in the prospectus is hereby supplemented as follows:
SELLING STOCKHOLDERS
The “selling stockholders” are the people or entities who may sell shares of our common stock registered pursuant to this prospectus supplement, and the accompanying prospectus. Such selling stockholders may currently hold shares of our common stock registered pursuant to this prospectus supplement or may receive shares of our common stock registered pursuant to this prospectus supplement upon exchange of common units. The following table provides the names of the selling stockholders, the number of shares of our common stock currently held by such selling shareholders prior to any exchange by them of common units, the maximum number of shares of our common stock currently issuable to such selling stockholders in such exchange and the aggregate number of shares of our common stock that will be owned by such selling stockholders after the exchange. Since the selling stockholders may sell all, some or none of their shares, we cannot estimate the aggregate number of shares that the selling stockholders will offer pursuant to this prospectus supplement or that the selling stockholders will own upon completion of the offering to which this prospectus supplement relates. The following table does not take into effect any restrictions on ownership or transfer as described in “Restrictions on Ownership and Transfer” in the accompanying prospectus.
The selling stockholders named below and their permitted transferees, pledgees, orderees or other successors may from time to time offer the shares of our common stock offered by this prospectus supplement:

Name of Beneficial Owner (1)	Common Shares Owned Prior to the Exchange	Common Units Owned Prior to the Exchange	Maximum Number of Shares Issuable in the Exchange	Common Shares Owned Following the Exchange (2)		Maximum Number of Shares to be Resold	Common Shares Owned After Resale (3)
				Number	%		Number	%
Ernest Rady Trust U/D/T March 10, 1983 (4)	7,924,368	9,720,409	9,720,409	17,644,777	25.05%	14,399,145	3,245,632	5.34%
American Assets, Inc. (5)	2,267,022	5,107,577	5,107,577	7,374,599	11.20%	5,107,577	2,267,022	3.73%
Insurance Company of the West (6)	1,275,336	—	—	1,275,336	2.10%	400,000	875,336	1.44%
Rady Foundation dated August 5, 2020 (7)	1,009,021	—	—	1,009,021	1.66%	717,341	291,680	*
The Stuart C. Gildred (Trust A) UTA Dated 8/18/76 (8)	—	531,973	531,973	531,973	*	531,973	—	*
Parma Family Limited Partnership (9)	27,298	243,920	243,920	271,218	*	243,920	27,298	*
Explorer Insurance Company (10)	200,000	—	—	200,000	*	200,000	—	*
Donald R. Rady Trust DTD 11/26/92 (11)	—	167,374	167,374	167,374	*	167,374	—	*
Robert & Katherine Barton Living Trust UTA 4/21/07 (12)	153,618	—	—	153,618	*	481	153,137	*
Margo S. Rady Trust DTD 11/26/92 (13)	—	91,252	91,252	91,252	*	91,252	—	*
Margo S. Rady Trust UTA Dated 7/1/2005 (14)	—	76,098	76,098	76,098	*	76,098	—	*
Grandtodd, LLC (15)	—	76,068	76,068	76,068	*	76,068	—	*
Firestone Investment LP (16)	—	63,627	63,627	63,627	*	63,627	—	*
Elkus Enterprises (15)	—	50,737	50,737	50,737	*	50,737	—	*
Philip L. Elkus Trust UDT 9/9/74 (17)	—	13,697	13,697	13,697	*	13,697	—	*
Parma Family Trust DTD 7/31/73 (9)	—	7,130	7,130	7,130	*	7,130	—	*
ICW Group Holdings Inc.(18)	—	2,004	2,004	2,004	*	2,004	—	*
Other selling stockholders as a group (19)	—	29,671	29,671	29,671	*	29,671	—	*
Total	12,856,663	16,181,537	16,181,537	29,038,200		22,178,095	6,860,105
___________________
*Less than 1.00%.
S-2

(1)Except for Insurance Company of the West and Explorer Insurance Company, the selling stockholders listed below hold shares of our common stock and/or common units in our operating partnership received in connection with private placements that we entered into in connection with our initial public offering.
(2)Assumes that we exchange the common units of the selling stockholders for shares of our common stock, regardless of whether such common units are currently exchangeable. The percentage ownership is determined for each selling stockholder by taking into account the issuance and sale of shares of our common stock of only such selling stockholder. Also assumes that no transactions with respect to our common stock or common units occur other than the exchange. Based on a total of 60,724,630 shares of our common stock outstanding as of October 27, 2023.
(3)Assumes that the selling stockholders sell all of their shares of our common stock offered pursuant to this prospectus supplement. The percentage ownership is determined for each selling stockholder by taking into account the issuance and sale of shares of our common stock of only such selling stockholder. Based on a total of 60,724,630 shares of our common stock outstanding as of October 27, 2023.
(4)Ernest Rady is the trustee of Ernest Rady Trust U/D/T March 10, 1983 and has the voting and dispositive power over its shares of common stock and common units. Mr. Rady is our Chairman and Chief Executive Officer and owns more than 10% of our outstanding common stock.
(5)Mr. Rady is the president of American Assets, Inc. and has the voting and dispositive power over its shares of common stock and common units. Mr. Rady is our Chairman and Chief Executive Officer and owns more than 10% of our outstanding common stock.
(6)Mr. Rady is chairman of Insurance Company of the West and has the voting and dispositive power of its shares of common stock. Mr. Rady is our Chairman and Chief Executive Officer and owns more than 10% of our outstanding common stock..
(7)Mr. Rady is the trustee of the Rady Foundation dated August 8, 2020 and has the voting and dispositive power over its shares of common stock. Mr. Rady is our Chairman and Chief Executive Officer and owns more than 10% of our outstanding common stock.
(8)Lynn R. Gildred is the trustee of The Stuart C. Gildred (Trust A) UTA Dated 8/18/76 and has voting and dispositive power over its common units.
(9)Roy Parma Clark is the managing general partner of Parma Family Limited Partnership and has the voting and dispositive power over its shares of common stock and common units. Roy Parma Clark has voting and dispositive power over its common units.
(10)Mr. Rady is the chairman of Explorer Insurance Company. and has the voting and dispositive power over its shares of common stock and common units. Mr. Rady is our Chairman and Chief Executive Officer and owns more than 10% of our outstanding common stock.
(11)Donald R. Rady is the trustee of the Donald R. Rady Trust DTD 11/26/92 and has the voting and dispositive power over its common units.
(12)Robert F. Barton is the trustee of the Robert & Katherine Barton Living Trust dated 4/21/07 and has voting and dispositive power over its shares of common stock. Mr. Barton is our Executive Vice President and Chief Financial Officer.
(13)Margo S. Rady is the trustee of the Margo S. Rady Trust DTD 11/26/92 and has the voting and dispositive power over its common units.
(14)Bernard Feldman is the trustee of the Margo S. Rady Trust UTA Dated 7/1/2005, and has the voting and dispositive power over their common units.
(15)David R. Elkus has the voting and dispositive power over the common units owned by each of (a) Grandtodd, LLC and (b) Elkus Enterprises.
(16)Michael Leibowitz and Karen Mallari are the Managers of Firestone Asset Management, LLC, which is the General Partner of Firestone Investments, L.P. and hold all voting and dispositive powers over its common units.
(17)Philip L. Elkus is the trustee of the Philip L. Elkus Trust UDT 9/9/74 and has the voting and dispositive power over its common units.
(18)Mr. Rady is the chairman of ICW Group Holdings, Inc. and has the voting and dispositive power over its shares of common stock and common units. Mr. Rady is our Chairman and Chief Executive Officer and owns more than 10% of our outstanding common stock.
(19)Amount includes the aggregate holdings of unrelated selling stockholders that represent less than 1% of our 60,724,630 shares of our common stock outstanding as of October 27, 2023. No selling stockholder included in this group has held any position or office with us or had a material relationship with us in the past three years.
S-3

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Miscellaneous	$(2)
Total	$(2)
__________________
(1)Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the Company carried forward the Securities and Exchange Commission registration fees of certain securities registered hereby that were previously paid by the Company. For all other securities registered hereby, pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Securities and Exchange Commission registration fee will be paid at the time of any particular offering of such securities under the registration statement, and is therefore not currently determinable.
(2)These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from:
•actual receipt of an improper benefit or profit in money, property or services; or
•active and deliberate dishonesty that is established by a final judgment and is material to the cause of action.
The Company’s charter contains a provision that eliminates the liability of its directors and officers to the maximum extent permitted by Maryland law.
Maryland law requires a Maryland corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;
•the director or officer actually received an improper personal benefit in money, property or services; or
•in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
Under Maryland law, a Maryland corporation also may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct; however, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•a written undertaking (which may be unsecured) by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct.
The Company’s charter authorizes it, and the Company’s bylaws obligate it, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any individual who:
•is a present or former director or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or
•while a director or officer and at the Company’s request, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.
The Company’s charter and bylaws also permit the Company to indemnify and advance expenses to any individual who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.
The Company has entered into indemnification agreements with each of its executive officers and directors whereby it has agreed to indemnify and advance the expenses of such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that, upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order the Company to indemnify such executive officer or director.
In addition, the Company and its directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of American Assets Trust, L.P., the partnership of which the Company serves as sole general partner. See “Description of the Partnership Agreement of American Assets Trust, L.P.—Exculpation and Indemnification.”

Item 16. Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement.(1)

1.2	Equity Distribution Agreement, dated December 3, 2021, by and among American Assets Trust, Inc., American Assets Trust, L.P. and Wells Fargo Securities, LLC.(2)

1.3	Equity Distribution Agreement, dated December 3, 2021, by and among American Assets Trust, Inc., American Assets Trust, L.P. and BofA Securities, Inc.(3)

1.4	Equity Distribution Agreement, dated December 3, 2021, by and among American Assets Trust, Inc., American Assets Trust, L.P. and Jefferies LLC.(4)

1.5	Equity Distribution Agreement, dated December 3, 2021, by and among American Assets Trust, Inc., American Assets Trust, L.P. and Mizuho Securities USA LLC.(5)

1.6	Equity Distribution Agreement, dated December 3, 2021, by and among American Assets Trust, Inc., American Assets Trust, L.P. and BTIG, LLC.(6)

3.1	Articles of Amendment and Restatement of American Assets Trust, Inc.(7)

3.2	Amended and Restated Bylaws of American Assets Trust, Inc.(8)

3.3	Form of Articles Supplementary of American Assets Trust, Inc.(1)

4.1	Form of Certificate for Common Stock of American Assets Trust, Inc.(7)

4.2	Form of Certificate for Preferred Stock of American Assets Trust, Inc.(1)

4.3	Form of Deposit Agreement.(1)

4.4	Form of Warrant.(1)

4.5	Form of Warrant Agreement.(1)

4.6	Form of Rights Agreement.(1)

4.7	Form of Purchase Contract Agreement.(1)

4.8	Form of Unit Agreement.(1)

4.9	Form of Indenture for American Assets Trust, L.P.(10)

5.1	Opinion of Latham & Watkins LLP.(9)

5.2	Opinion of Venable LLP.(9)

5.3	Opinion of Venable LLP.(9)

5.4	Opinion of Venable LLP.(9)

8.1	Opinion of Latham & Watkins LLP with respect to tax matters.(9)

22.1	Subsidiary Guarantors and Issuers of Guaranteed Securities.(9)

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).(9)

23.2	Consent of Venable LLP (included in Exhibit 5.2).(9)

23.3	Consent of Venable LLP (included in Exhibit 5.3).(9)

23.4	Consent of Venable LLP (included in Exhibit 5.4).(9)

23.5	Consent of Latham & Watkins LLP (included in Exhibit 8.1).(9)

23.6	Consent of Independent Registered Public Accounting Firm.(9)

24.1	Power of Attorney (included on Signature Page).(9)

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended.(9)

107	Filing Fee Table.(9)
__________________
(1)To be filed by amendment or incorporated by reference in connection with the offering of a particular class or series of securities.
(2)Incorporated herein by reference to Exhibit 1.1 of American Assets Trust, Inc. and American Assets Trust, L.P.’s periodic report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2021.

(3)Incorporated herein by reference to Exhibit 1.2 of American Assets Trust, Inc. and American Assets Trust, L.P.’s periodic report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2021.
(4)Incorporated herein by reference to Exhibit 1.3 of American Assets Trust, Inc. and American Assets Trust, L.P.’s periodic report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2021.
(5)Incorporated herein by reference to Exhibit 1.4 of American Assets Trust, Inc. and American Assets Trust, L.P.’s periodic report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2021.
(6)Incorporated herein by reference to Exhibit 1.5 of American Assets Trust, Inc. and American Assets Trust, L.P.’s periodic report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2021.
(7)Incorporated herein by reference to American Assets Trust, Inc.’s Registration Statement on Form S-11/A, as amended (File No. 333-169326), filed with the Securities and Exchange Commission on January 3, 2011.
(8)Incorporated herein by reference to Exhibit 3.1 of American Assets Trust, Inc.’s periodic report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2023.
(9)Filed herewith.
(10)Incorporated herein by reference to Exhibit 4.3 of American Assets Trust, Inc. and American Assets Trust, LP.’s Registration Statement on Form S-3 (File Nos. 333-252096 and 333-252096-01, respectively) filed with the Securities and Exchange Commission on January 14, 2021.
Item 17. Undertakings
(a)Each of the undersigned registrants hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the undersigned registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on December 20, 2023.

AMERICAN ASSETS TRUST, INC.

By:	/s/ ERNEST RADY
Ernest Rady
Chief Executive Officer and Chairman of the Board

AMERICAN ASSETS TRUST, L.P.

By:	AMERICAN ASSETS TRUST, INC., Its General Partner

By:	/s/ ERNEST RADY
Ernest Rady
Chief Executive Officer and Chairman of the Board
POWER OF ATTORNEY
Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Ernest Rady and Robert F. Barton, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERNEST RADY	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	December 20, 2023
Ernest Rady

/s/ ROBERT F. BARTON	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 20, 2023
Robert F. Barton

/s/ JOY L. SCHAEFER	Director	December 20, 2023
Joy L. Schaefer

/s/ NINA TRAN	Director	December 20, 2023
Nina Tran

/s/ THOMAS S. OLINGER	Director	December 20, 2023
Thomas S. Olinger

/s/ ROBERT S. SULLIVAN	Director	December 20, 2023
Robert S. Sullivan